Exhibit 10.3

MATCO/SPECCO IP CROSS LICENSE AGREEMENT

by and between

DOW HOLDINGS INC.

and

DOWDUPONT INC.

Dated as of [•]

MATCO/SPECCO IP CROSS-LICENSE AGREEMENT

This MATCO/SPECCO IP CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of [•] (the “Effective Date”), is entered into by and between DowDuPont Inc. (“SpecCo”), a Delaware corporation, [the SpecCo Licensors and the SpecCo Licensees,] and Dow Holdings Inc., a Delaware corporation (“MatCo”), [the MatCo Licensors and the MatCo Licensees] (each of SpecCo and MatCo, a “Party” and together, the “Parties”).

WHEREAS, the Parties are parties to that certain Separation Agreement, dated [•] (the “Separation Agreement”);

WHEREAS, as of and following the Effective Time (as defined in the Separation Agreement), each Party and its Affiliates have rights to certain Patents, Know-How, Copyrights and Software (each, as defined in the Separation Agreement); and

WHEREAS, in connection with the Separation Agreement, MatCo wishes to grant to SpecCo, and SpecCo wishes to grant to MatCo, a license and other rights to certain of such Patents, Know-How, Copyrights and Software, in each case as and to the extent set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1.1. Capitalized terms that are not defined in this Agreement shall have the meanings set forth in the Separation Agreement.

(1) “Action” means any demand, action, claim, cause of action, suit, countersuit, arbitration, inquiry, case, litigation, subpoena, proceeding or investigation (whether civil, criminal or administrative) by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal or authority.

(2) “Authorized User” means MatCo and its Affiliates, including, for clarity, any Person that becomes an Affiliate of MatCo after the Effective Date (but, subject to Section 10.2, only for so long as such Person remains an Affiliate of MatCo) and its and their Personnel.

(3) “Business Software” means with respect to a Licensor, all Software to the extent Controlled by such Licensor or any of its Affiliates as of the Effective Date, which Software is reasonably required as of the Effective Date for the conduct of (i) the Specialty Products Business if the Licensee is SpecCo, including as listed on section (i) of Schedule V, or (ii) the Materials Science Business if the Licensee is MatCo, including as listed on section (ii) of Schedule V, in each case (in respect of the foregoing (i) and (ii)), only if and to the extent such Licensee and its Affiliates have not been granted a license or other rights to use such Software under the Separation Agreement or any other Ancillary Agreement. Notwithstanding the foregoing, Business Software expressly excludes any and all Excluded IP.

(4) “Confidential Information” shall have the meaning provided to it in the Umbrella Secrecy Agreement.

(5) “Contract” means any agreement, contract, subcontract, obligation, note, indenture, instrument, option, lease, sublease, promise, arrangement, release, warranty, license, sublicense, insurance policy, purchase order or legally binding commitment or undertaking of any nature (whether written or oral and whether express or implied).

(6) “Controlled” means, with respect to any Patent, Know-How, Copyright or Software, such Intellectual Property is owned by the applicable Party or any of its Affiliates and such Party or any of its Affiliates has the ability to grant a license or other rights in, to or under such Patent, Know-How, Copyright or Software (respectively) on the terms and conditions set forth herein (other than pursuant to a license or other rights granted pursuant to this Agreement) without violating any Contract entered into as of or prior to the Effective Date between such Party or any of its Affiliates, on the one hand, and any Third Party, on the other hand.

(7) “Controlling Party” has the meaning set forth in Section 5.2(c).

(8) “Cover” means, with respect to any Patent, in the absence of a license granted under an unexpired claim that has not been adjudicated, without limitation to Section 8.3, to be invalid or unenforceable by a final, binding decision of a court or other Governmental Entity of competent jurisdiction that is unappealable or unappealed within the time permitted for appeal of such Patent (or if such Patent is a patent application, a claim in such patent application if such patent application were to issue as a patent), the practice of the applicable invention or technology, or performance of the applicable process, would infringe such claim. For clarity, and by way of example, an issued Patent Covers a product if, in the absence of a license granted under such a claim of such Patent, making, using, selling, offering for sale, importing or exporting such product infringes such claim.

(9) “Designated SpecCo Standards” has the meaning set forth in Section 10.2(b)(ii).

(10) “Discussion Notice” has the meaning set forth in Section 8.3(b).

(11) “Engineering Models and Databases” means (a) physical property databases, (b) empirical or mathematical dynamic or steady state models of processes, equipment and/or reactions and databases containing data resulting from such models, (c) computations of equipment or unit operation operating conditions including predictive or operational behavior and (d) databases with historical operational data.

(12) “Engineering Standards” means standards, protocols, processes and policies, including engineering guidelines, for designing, constructing, maintaining and operating facilities.

(13) “Ethylene Copolymer Plant” means those sites and facilities that were owned by SpecCo or one its Affiliates prior to the Effective Date and transferred to MatCo or one its Affiliates as of the Effective Date as a result of the Internal Reorganization, including each of those certain facilities used in the operation of the Materials Science Business as of the Effective Date located at: (i) Sabine River Plant, C Unit Building 158, 3055 FM 1006 Road, Orange, TX 77631, (ii) Sabine River Plant, D Unit Building 1055, 3055 FM 1006 Road, Orange, TX 77631, and (iii) DuPont – Victoria F-Unit, 2697 Old Bloomington Road N, Victoria, TX 77905.

(14) “Excluded IP” means (i) DuPont Safety, Health and Environmental Standards (including SpecCo Licensed SHE Standards), (ii) Engineering Standards (including the SpecCo Licensed Engineering Standards), (iii) Regulatory Data, (iv) Operating Systems and Tools (as that term is defined in the OS&T License Agreement), (v) the Licensed Software, Plant Configuration, Firmware, MODTM 5 Hardware and MODTM 5 Systems (as the foregoing terms in this subsection (v) are defined in the MODTM 5 Software Agreement) (collectively, the “MOD5 Systems Excluded IP”), (vi) the TMODS Systems (as that term is defined in the TMODS License Agreement) (including object code and source code thereof), together with all process operator training simulator data files which contain process and control information for simulating the operation of plants, and all documentation therefor, (vii) Trademarks, and (viii) the Intellectual Property set forth on Schedule A.

(15) “Exclusively Licensed IP” means the SpecCo Exclusively Licensed Patents and the MatCo Exclusively Licensed Patents.

(16) “Governmental Approvals” means the consents, registrations, approvals, licenses, permits, notifications or authorizations obtained or to be obtained from, any Governmental Entity.

(17) “Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission, department, board, bureau or court, whether domestic, foreign, multinational or supranational exercising executive, legislative, judicial, regulatory, self-regulatory or administrative functions of or pertaining to government and any executive official thereof.

(18) “Holding Party” has the meaning set forth in Section 2.12(a).

(19) “Indemnifying Party” has the meaning set forth in Section 6.1(a).

(20) “Indemnitees” has the meaning set forth in Section 6.1(a).

(21) “Intellectual Property” means all intellectual property and industrial property rights of any kind or nature, including all U.S. and foreign (i) Patents, (ii) trademarks, service marks, corporate names, trade names, Internet domain names, social media accounts or handles, logos, slogans, trade dress and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (collectively, “Trademarks”), (iii) copyrights and copyrightable subject matter (collectively, “Copyrights”), (iv) rights of privacy and publicity, (v) moral rights and rights of attribution and integrity, (vi) Know-How, (vii) all applications and registrations for the foregoing and (viii) all rights and remedies against past, present, and future infringement, misappropriation, or other violation of the foregoing, in each case (with respect to the foregoing clauses (i) through (viii)), excluding all IT Assets (except Software).

(22) [“IT Assets” means all (i) Software (including any Copyrights therein), computer systems, and telecommunications equipment, (iii) documentation, reference, resource and training materials to the extent relating thereto, and (iv) Contracts relating to any of the foregoing clauses (i) through (iii) (including Software license agreements, source code escrow agreements, support and maintenance agreements, electronic database access contracts, domain name registration agreements, website hosting agreements, Software or website development agreements, outsourcing agreements, service provider agreements, interconnection agreements and telecommunications agreements); provided, that, notwithstanding the foregoing, IT Assets shall exclude Know-How contained or stored in any of the items described in the foregoing subsections (i) through (iii) and Patents that claim any such Know-How.]

(23) “Know-How” means trade secrets and rights in all other confidential and proprietary information, including know-how, inventions, algorithms, logic, standard operating conditions and procedures, proprietary processes, formulae, data, databases and other compilations of data, drawings, models and methodologies, including confidential information set forth in laboratory notebooks, laboratory reports, Plant Operating Documents, and Engineering Models and Databases (except to the extent such information is Covered by any Patents), in each case of the foregoing, to the extent confidential and proprietary. For the avoidance of doubt, “Know-How” includes notices of invention and invention disclosures for which a Patent has not been filed as of the Effective Date (e.g., NOIs and ICDs, as such terms are understood and used by the Parties as of the Effective Date).

(24) “Know-How Materials” means those written, electronic, computerized, digital or other similar tangible or intangible media to the extent containing or embodying any MatCo Licensed Know-How, SpecCo Licensed Know-How, MatCo Licensed Copyrights, SpecCo Licensed Copyrights, SpecCo Licensed Standards or Business Software.

(25) “Licensed Copyrights” means (i) with respect to the licenses granted to MatCo hereunder, the SpecCo Licensed Copyrights and the Copyrights licensed under Section 2.3(b) and 2.4 hereof, and (ii) with respect to the licenses granted to SpecCo hereunder, the MatCo Licensed Copyrights and the Copyrights licensed under Section 2.3(a) hereof.

(26) “Licensed Facility” means any facility owned by or operated on behalf of an Authorized User.

(27) “Licensed IP” means (i) with respect to the licenses granted to [MatCo or the MatCo Licensees, as applicable,] hereunder, the SpecCo Licensed IP, the Intellectual Property licensed under Section 2.3(b) and 2.4 hereof, the Patents Controlled by SpecCo or any of its Affiliates and licensed under Section 2.6 hereof, and the Business Software owned by SpecCo or any of its Affiliates, and (ii) with respect to the licenses granted to [SpecCo or the SpecCo Licensees, as applicable,] hereunder, the MatCo Licensed IP, the Intellectual Property licensed under Section 2.3(a) hereof, the Patents Controlled by MatCo or any of its Affiliates and licensed under Section 2.6 hereof, and the Business Software owned by MatCo or any of its Affiliates.

(28) “Licensed Know-How” means (i) with respect to the licenses granted to [MatCo or the MatCo Licensees, as applicable,] hereunder, the SpecCo Licensed Know-How and the Know-How licensed under Section 2.3(b) and 2.4 hereof, and (ii) with respect to the licenses granted to [SpecCo or the SpecCo Licensees, as applicable,] hereunder, the MatCo Licensed Know-How and the Know-How licensed under Section 2.3(a) hereof.

(29) “Licensed Patents” means (i) with respect to the licenses granted to [MatCo or the MatCo Licensees, as applicable,] hereunder, the SpecCo Licensed Patents, and (ii) with respect to the licenses granted to [SpecCo or the SpecCo Licensees, as applicable] hereunder, the MatCo Licensed Patents.

(30) “Licensee” means (i) [the relevant SpecCo Licensee, including as set forth on Schedule B, Schedule C, Schedule E, and Schedule G, as applicable,] with respect to the MatCo Licensed IP and the Patents Controlled by MatCo or any of its Affiliates and licensed under Section 2.6 hereof, and [SpecCo and its applicable Affiliates] with respect to the Intellectual Property licensed under Section 2.3(a) hereof and the Business Software licensed by MatCo or any of its Affiliates hereunder, and (ii) [the relevant MatCo Licensees, including as set forth on Schedule J, Schedule K, Schedule M, Schedule O, and Schedule W, as applicable,] with respect to the SpecCo Licensed IP, the Intellectual Property licensed under Section 2.4 hereof, and the Patents Controlled by SpecCo or any of its Affiliates and licensed under Section 2.6 hereof, and [MatCo and its applicable Affiliates] with respect to the Intellectual Property licensed under Section 2.3(b) hereof and the Business Software licensed by SpecCo or any of its Affiliates hereunder.

(31) “Licensor” means (i) [the SpecCo Licensors] with respect to the SpecCo Licensed IP, the Intellectual Property licensed under Section 2.4 hereof, and the Patents Controlled by SpecCo or any of its Affiliates and licensed under Section 2.6 hereof, and [SpecCo] with respect to the Intellectual Property licensed under Section 2.3(b) hereof, and the Business Software owned by SpecCo or any of its Affiliates, and (ii) [the MatCo Licensors] with respect to the MatCo Licensed IP and the Patents Controlled by MatCo or any of its Affiliates and licensed under Section 2.6 hereof, and [MatCo] with respect to the Intellectual Property licensed under Section 2.3(a) hereof and the Business Software licensed by MatCo or any of its Affiliates.

(32) “Local Standards” has the meaning set forth in Section 2.4(b).

(33) “Manufacturing Product Agreement” means those certain Manufacturing Product Agreement(s) and Product for Resale Agreement(s) between MatCo or its Affiliate on the one hand and SpecCo or its Affiliate on the other hand, that have been entered into as of the Effective Date.

(34) “MatCo Exclusive Patent Field” means, with respect to each SpecCo Exclusively Licensed Patent, the field of use corresponding thereto on Schedule F, and natural evolutions thereof; provided that the license granted under Section 2.1(c) hereof shall be non-exclusive with respect to such natural evolutions[, and such natural evolutions shall in no event include uses in any SpecCo Exclusive Patent Field].

(35) “MatCo Exclusively Licensed Patents” means any and all (i) Patents set forth on Schedule E to the extent Controlled by MatCo or any of its Affiliates as of the Effective Date and (ii) to the extent Controlled by MatCo or any of its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues, and re-examinations of, and all other Patents that claim priority to, such Patents and foreign equivalents thereof, in each case to the extent the claims are supported by such Patents set forth on Schedule E (but in all cases expressly excluding any and all Excluded IP).

(36) “MatCo Know-How Field” means the field of the Materials Science Business, as defined in the Separation Agreement[, including as set forth on, and subject to, Schedule D,] and natural evolutions thereof.

(37) “MatCo Licensed Copyrights” means any and all Copyrights to the extent Controlled by MatCo or any of its Affiliates, and Used in the Specialty Products Business, as of the Effective Date, including the Copyrights set forth on Schedule B. Notwithstanding the foregoing, MatCo Licensed Copyrights expressly exclude any and all (i) Know-How, (ii) IT Assets and (iii) Excluded IP.

(38) “MatCo Licensed IP” means the MatCo Licensed Patents, MatCo Licensed Know-How and MatCo Licensed Copyrights.

(39) “MatCo Licensed Know-How” means any and all Know-How to the extent Controlled by MatCo or any of its Affiliates, and Used in the Specialty Products Business, as of the Effective Date, including the Know-How set forth on Schedule C. Notwithstanding the foregoing, MatCo Licensed Know-How expressly excludes any and all (i) IT Assets and (ii) Excluded IP.

(40) “MatCo Licensed Patents” means any and all MatCo Exclusively Licensed Patents and MatCo Non-Exclusively Licensed Patents.

(41) [“MatCo Licensees” means The Dow Chemical Company, Rohm and Haas Chemicals LLC, Rohm and Haas Company, Union Carbide Corporation, and Performance Materials NA, Inc.]

(42) [“MatCo Licensors” means The Dow Chemical Company, a Delaware corporation.]

(43) “MatCo Non-Exclusive Patent Field” means (a) with respect to each Patent described within subsection (i) of the SpecCo Non-Exclusively Licensed Patent definition, the field of use corresponding thereto on Schedule H, and natural evolutions thereof[; provided that, such natural evolutions shall in no event include uses in any SpecCo Exclusive Patent Field], (b) with respect to each Patent described within subsection (ii) of the SpecCo Non-Exclusively Licensed Patent definition, the MatCo Know-How Field and (c) with respect to each Patent described within subsection (iii) of the SpecCo Non-Exclusively Licensed Patent definition, the field of use in which the SpecCo Reference Patent for which such Patent described in subsection (iii) of the SpecCo Non-Exclusively Licensed Patent definition is a continuation, divisional, renewal, continuation-in-part, patent of addition, restoration, extension, supplementary protection certificate, reissue or re-examination, or to which such Patent described in subsection (iii) of the SpecCo Non-Exclusively Licensed Patent definition otherwise claims priority, (and, for clarity, that supports the claims of such Patent described in subsection (iii) of the SpecCo Non-Exclusively Licensed Patent definition) is licensed to MatCo and its Affiliates hereunder and natural evolutions thereof[; provided that, such natural evolutions shall in no event include uses in any SpecCo Exclusive Patent Field].

(44) “MatCo Non-Exclusively Licensed Patents” means any and all (i) Patents set forth on Schedule G to the extent Controlled by MatCo or any of its Affiliates as of the Effective Date, (ii) Patents to the extent such Patents Cover any MatCo Licensed Know-How and are Controlled by MatCo or any of its Affiliates following the Effective Date and (iii) to the extent Controlled by MatCo or any of its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, any Patents described in either of the foregoing subsections (i) or (ii), and foreign equivalents thereof, in each case to the extent the claims are supported by any Patents described in either of the foregoing subsections (i) or (ii) (but in all cases expressly excluding any and all Excluded IP) (such Patents described in the foregoing subsections (i) and (ii), the “MatCo Reference Patents”).

(45) “MatCo Patent Fields” means the MatCo Exclusive Patent Fields and the MatCo Non-Exclusive Patent Fields.

(46) “MatCo Scheduled Licensed Patents” means the MatCo Licensed Patents listed on Schedule E and Schedule G hereto, to the extent Controlled by MatCo or any of its Affiliates as of the Effective Date (but expressly excluding any and all Excluded IP), which Schedules may be supplemented from time to time upon the written notice by MatCo or any of its Affiliates to SpecCo (which notice shall not be effective until twenty (20) days of receipt by SpecCo thereof) to include, to the extent Controlled by MatCo or any of its Affiliates at the relevant time, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, the Patents listed on Schedule E or Schedule G as of the Effective Date (as applicable), and foreign equivalents thereof, in each case to the extent the claims are supported by any Patents listed on Schedule E or Schedule G as of the Effective Date, as applicable.

(47) “Merger Time” means the effective time of the mergers of E. I. du Pont de Nemours and Company and the Dow Chemical Company with wholly owned subsidiaries of DowDuPont, Inc.

(48) “MODTM 5 Software Agreement” means that certain MODTM 5 Computerized Process Control Software Agreement entered into by and between Rofan Services LLC and SpecCo, dated as of the Effective Date.

(49) “Non-Practicing Entity” means any Person for which such Person’s (and all of its Affiliates’) principal source of revenue is the offering of licenses or covenants not to sue or seeking damages through the prosecution of lawsuits with respect to Patents.

(50) “Notifying Party” has the meaning set forth in Section 2.7(a).

(51) “OS&T License Agreement” means that certain Operating Systems and Tools License Agreement entered into by and between Dow Global Technologies LLC and SpecCo, dated as of the Effective Date.

(52) “Patent Challenge” means any direct or indirect (including by voluntarily supporting an Action brought by another Person) challenge to the validity, patentability, enforceability or inventorship of any Scheduled Licensed Patent, including in (i) any court (including any declaratory judgment action), or (ii) activity or Action before a patent office or other Governmental Entity or registrar, including any reissue, reexamination, pre-grant review, post-grant review, opposition, inter partes review, third party observations, protest or similar proceeding.

(53) “Patent Challenge Liquidated Damages” has the meaning set forth in Section 8.3(c)(ii)(4).

(54) “Patent Challenge Notice” has the meaning set forth in Section 8.3(a).

(55) “Patents” means patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof.

(56) “Personnel” means, with respect to a Party or its Affiliates, such Party’s or Affiliate’s employees, officers, agents, consultants, and contractors, and any other Person over whom such Party or Affiliate exercises control.

(57) “Product” means, with respect to each Manufacturing Product Agreement, the definition for “Product” as set forth in such Manufacturing Product Agreement, including those products set forth on Schedule S and Schedule T hereto.

(58) “Product Field of Use” means, with respect to a Product supplied by or on behalf of one Party or any of its Affiliates to the other Party or any of its Affiliates under a Manufacturing Product Agreement, the “Field of Use” for such Product, as such term is defined in the applicable Manufacturing Product Agreement.

(59) “Promote” means to solicit customers for, solicit orders for, advertise, market or otherwise promote.

(60) “Receiving Party” has the meaning set forth in Section 2.7(a).

(61) “Regulatory Data” means any and all regulatory data (including studies, data, raw data, efficacy data, reports, physical samples, reviews (including business risk reviews), opinions, self-GRAS determinations, information or other compliance requirements, including safety, risk and exposure assessments and modeling for product contamination or impurity issues), in written, electronic, computerized, digital, or other tangible or intangible media, actually submitted to, or maintained to support a submission to (whether submitted or not), a Governmental Entity or a Third Party to seek, obtain or maintain a Governmental Approval or demonstrate regulatory compliance.

(62) “Requesting Party” has the meaning set forth in Section 2.12(a).

(63) “Scheduled Licensed Patents” means the MatCo Scheduled Licensed Patents and the SpecCo Scheduled Licensed Patents.

(64) “Seller” means the Party that is, or has one or more Affiliates that are, the “Seller” under a Manufacturing Product Agreement.

(65) “Software” means all computer programs (whether in source code, object code, or other form), software implementations of algorithms, and related documentation, including flowcharts and other logic and design diagrams, technical, functional and other specifications, and user and training materials related to any of the foregoing.

(66) “SpecCo Exclusive Patent Field” means, with respect to each MatCo Exclusively Licensed Patent, the field of use corresponding thereto on Schedule N, and natural evolutions thereof; provided that the license granted under Section 2.2(c) hereof shall be non-exclusive with respect to such natural evolutions[, and such natural evolutions shall in no event include uses in any MatCo Exclusive Patent Field.]

(67) “SpecCo Exclusively Licensed Patents” means any and all (i) Patents set forth on Schedule M to the extent Controlled by SpecCo or any of its Affiliates as of the Effective Date and (ii) to the extent Controlled by SpecCo or any of its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, such Patents and foreign equivalents thereof, in each case to the extent the claims are supported by such Patents set forth on Schedule M (but in all cases expressly excluding any and all Excluded IP).

(68) “SpecCo Know-How Field” means the field of the Specialty Products Business, as defined in the Separation Agreement[, including as set forth on, and subject to, Schedule L] and natural evolutions thereof.

(69) “SpecCo Licensed Copyrights” means any and all Copyrights to the extent Controlled by SpecCo or any of its Affiliates, and Used in the Materials Science Business, as of the Effective Date, including the Copyrights set forth on Schedule J. Notwithstanding the foregoing, SpecCo Licensed Copyrights expressly exclude any and all (i) Know-How, (ii) IT Assets and (iii) Excluded IP.

(70) “SpecCo Licensed Engineering Standards” means Engineering Standards (including as set forth on Schedule W(i)), each, to the extent both (i) owned by SpecCo or any of its Affiliates, or with respect to which SpecCo or any of its Affiliates has the right to grant the license or other rights granted to MatCo hereunder without payment obligations to any Third Party, as of the Effective Date and (ii) (x) that is actually used in the operation of any Ethylene Copolymer Plant by MatCo or its Affiliates in the conduct of the Materials Science Business as of the Effective Date or (y) is reasonably necessary to use any Local Standard (including, for clarity, the Engineering Standards used in the creation, development or derivation of such Local Standard to the extent reasonably necessary to use such Local Standard), which SpecCo Licensed Engineering Standards, for clarity, include the DuPont Engineering Standards & Guidelines and the DuPont Pipe and Valve Codes & Specifications. Notwithstanding the foregoing, the SpecCo Licensed Engineering Standards shall expressly exclude (i) Regulatory Data, (ii) the MOD5 Systems Excluded IP owned by SpecCo or any of its Affiliates, (iii) Operating Systems and Tools (as that term is defined in the OS&T License Agreement), (iv) TMODS Systems (as that term is defined in the TMODS License Agreement), (v) Trademarks, and (vi) the Intellectual Property set forth on Schedule A.

(71) “SpecCo Licensed IP” means the SpecCo Licensed Patents, SpecCo Licensed Know-How, and SpecCo Licensed Copyrights.

(72) “SpecCo Licensed Know-How” means any and all Know-How to the extent Controlled by SpecCo or any of its Affiliates, and Used in the Materials Science Business, as of the Effective Date, including the Know-How set forth on Schedule K. Notwithstanding the foregoing, SpecCo Licensed Know-How expressly excludes any and all (i) IT Assets and (ii) Excluded IP.

(73) “SpecCo Licensed Patents” means any and all SpecCo Non-Exclusively Licensed Patents and SpecCo Exclusively Licensed Patents.

(74) “SpecCo Licensed SHE Standards” means the DuPont Safety, Health, and Environmental Standards (including as set forth on Schedule W(ii)), each, to the extent both (i) owned by SpecCo or any of its Affiliates, or with respect to which SpecCo or any of its Affiliates has the right to grant the license or other rights granted to MatCo hereunder without payment obligations to any Third Party, as of the Effective Date and (ii) (x) that is actually used in the operation of any Ethylene Copolymer Plant by MatCo or its Affiliates in the conduct of the Materials Science Business as of the Effective Date or (y) is reasonably necessary to use any Local Standard (including, for clarity, the DuPont Safety, Health, and Environmental Standards used in the creation, development or derivation of such Local Standard to the extent reasonably necessary to use such Local Standard). Notwithstanding the foregoing, the SpecCo Licensed SHE Standards shall expressly exclude (i) Regulatory Data, (ii) the MOD5 Systems Excluded IP owned by SpecCo or any of its Affiliates, (iii) Operating Systems and Tools (as that term is defined in the OS&T License Agreement), (iv) TMODS Systems (as that term is defined in the TMODS License Agreement), (v) Trademarks, and (vi) the Intellectual Property set forth on Schedule A.

(75) “SpecCo Licensed Standards” means the SpecCo Licensed SHE Standards and the SpecCo Licensed Engineering Standards.

(76) [“SpecCo Licensees” means Rohm and Haas Electronic Materials CMP, Inc.]

(77) [“SpecCo Licensors” means DDP Specialty Electronic Materials US, Inc., DDP Specialty Electronic Materials US 5, LLC, DDP Specialty Electronic Materials US 8, LLC, DDP Specialty Electronic Materials US 9, LLC, Dow Silicones Corporation and Specialty Products US, LLC.]

(78) “SpecCo Non-Exclusive Patent Field” means (a) with respect to each Patent described within subsection (i) of the MatCo Non-Exclusively Licensed Patent definition, the field of use corresponding thereto on Schedule P, and natural evolutions thereof[; provided that such natural evolutions shall in no event include uses in any MatCo Exclusive Patent Field,] (b) with respect to each Patent described within subsection (ii) of the MatCo Non-Exclusively Licensed Patent definition, the SpecCo Know-How Field, and (c) with respect to each Patent described within subsection (iii) of the MatCo Non-Exclusively Licensed Patent definition, the field of use in which the MatCo Reference Patent for which such Patent described in subsection (iii) of the MatCo Non-Exclusively Licensed Patent definition is a continuation, divisional, renewal, continuation-in-part, patent of addition, restoration, extension, supplementary protection certificate, reissue, or re-examination, or to which such Patent described in subsection (iii) of the MatCo Non-Exclusively Licensed Patent definition otherwise claims priority, (and, for clarity, that supports the claims of such Patent described in subsection (iii) of the MatCo Non-Exclusively Licensed Patent definition) is licensed to SpecCo and its Affiliates hereunder and natural evolutions thereof[; provided that, such natural evolutions shall in no event include uses in any MatCo Exclusive Patent Field.]

(79) “SpecCo Non-Exclusively Licensed Patents” means any and all (i) Patents set forth on Schedule O to the extent Controlled by SpecCo or any of its Affiliates as of the Effective Date, (ii) Patents to the extent such Patents Cover any SpecCo Licensed Know-How and are Controlled by SpecCo or any of its Affiliates following the Effective Date and (iii) to the extent Controlled by SpecCo or any of its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, any Patents described in either of the foregoing subsections (i) or (ii), and foreign equivalents thereof, in each case to the extent the claims are supported by any Patents described in either of the foregoing subsections (i) or (ii) (but in all cases expressly excluding any and all Excluded IP) (such Patents described in the foregoing subsections (i) and (ii), the “SpecCo Reference Patents”).

(80) “SpecCo Patent Fields” means the SpecCo Exclusive Patent Fields and the SpecCo Non-Exclusive Patent Fields.

(81) “SpecCo Scheduled Licensed Patents” means the SpecCo Licensed Patents listed on Schedule M and Schedule O hereto, to the extent Controlled by SpecCo or any of its Affiliates as of the Effective Date (but expressly excluding any and all Excluded IP), which Schedules may be supplemented from time to time upon the written notice by SpecCo or any of its Affiliates to MatCo (which notice shall not be effective until twenty (20) days of receipt by MatCo thereof) to include, to the extent Controlled by SpecCo or any of its Affiliates at the relevant time, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, the Patents listed on Schedule M or Schedule O as of the Effective Date (as applicable), and foreign equivalents thereof, in each case to the extent the claims are supported by any Patents listed on Schedule M or Schedule O as of the Effective Date, as applicable.

(82) “Sublicensee” has the meaning set forth in Section 2.8(a).

(83) “Term” has the meaning set forth in Section 8.1.

(84) “Terminated Licenses” has the meaning set forth in Section 8.3(e).

(85) “Third Party” means any Person other than SpecCo, MatCo, and their respective Affiliates.

(86) “Third Party Infringement” has the meaning set forth in Section 5.1.

(87) “Third Party Payments” means any and all obligations on the part of Licensor or its Affiliates to pay royalties, sublicense fees, milestones or other amounts to Third Parties pursuant to Contracts existing as of the Effective Date (or, in the case of Wrong Pockets Patents, Contracts existing as of the date of the Wrong Pockets Notice) to which Licensor or any of its Affiliates is a party or is otherwise bound, in each case to the extent that such obligation to pay arises from, or is a result of the grant to or exercise by Licensee or any Sublicensees of, any license, sublicense or other right to practice granted hereunder.

(88) “TMODS License Agreement” means that certain DuPont TMODS Dynamic Process Simulation Software Agreement entered into by and between MatCo and SpecCo, dated as of the Effective Date.

(89) “Umbrella Secrecy Agreement” means the Umbrella Secrecy Agreement, dated as of the Effective Date, between the Parties and the other signatories thereto.

(90) “Used” means, with respect to the applicable Patent, Copyright or Know-How, that, as of the Effective Date, (i) such Intellectual Property is actually used, or (ii) (1) there is a bona fide plan and intention to use such Intellectual Property with a product that is expected to be commercially launched within eight and one half (8.5) years of the Effective Date or that is set forth on Schedule R, and (2) senior management has agreed to or approved, in writing, a capital investment or commitment to allocate resources or man-hours to implement such plan and intention, in each case in respect of the foregoing subsections (i) and (ii), as established by contemporaneous written records created in the ordinary course of business (which records shall be in a form consistent with the form that actual use, or similar plans and approvals, as applicable, were documented by the applicable Party (or its predecessors in interest) prior to the Merger Time).

(91) “Wrong Pockets Notice” shall have the meaning set forth in Section 2.7(a).

(92) “Wrong Pockets Patent” shall have the meaning set forth in Section 2.7(c).

Section 1.2 References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive; (g) references to “written” or “in writing” include in electronic form; (h) the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement; (i) the Parties have each participated in the negotiation and drafting of this Agreement and, except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (j) a reference to any Person includes such Person’s successors and permitted assigns; (k) any reference to “days” means calendar days unless Business Days are expressly specified; (l) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (m) any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (n) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (o) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (p) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; and (q) any consent given by any Party pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party. Unless the context requires otherwise, references in this Agreement to “MatCo” shall also be deemed to refer to the applicable member of the MatCo Group, references to “SpecCo” shall also be deemed to refer to the applicable member of the SpecCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by MatCo or SpecCo shall be deemed to require MatCo or SpecCo, as the case may be, to cause the applicable members of the MatCo Group or the SpecCo Group, respectively, to take, or refrain from taking, any such action.

ARTICLE II

GRANTS OF RIGHTS

Section 2.1 Licenses to MatCo of SpecCo Licensed IP.

(a) Non-Exclusive License to Know-How and Copyrights. Subject to the terms and conditions of this Agreement (including Section 2.1(d)), [the SpecCo Licensors hereby grant, and SpecCo shall cause its Affiliates to grant], to [the relevant MatCo Licensees as set forth on Schedule J or Schedule K, as applicable,] an irrevocable, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, non-exclusive license in, to and under the SpecCo Licensed Know-How and the SpecCo Licensed Copyrights for any and all uses in the MatCo Know-How Field. For clarity, subject to the terms and conditions of this Agreement, the license in, to and under the applicable SpecCo Licensed IP set forth in this Section 2.1(a) shall include the right to practice the same to make (including have made), use, sell, offer for sale, import, and export any and all products within the MatCo Know-How Field, and use, practice, copy, perform, render, develop, improve, display, redistribute, modify, and make derivative works of such SpecCo Licensed IP, within the MatCo Know-How Field.

(b) Non-Exclusive License to Patents. Subject to the terms and conditions of this Agreement (including Section 2.1(d)), [the SpecCo Licensors] hereby grant to [the relevant MatCo Licensees as set forth on Schedule O, as applicable,] an irrevocable (subject to Section 8.3), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, non-exclusive license in, to and under the SpecCo Non-Exclusively Licensed Patents for any and all uses in the applicable MatCo Non-Exclusive Patent Field. For clarity, subject to the terms and conditions of this Agreement, the license in, to and under the SpecCo Non-Exclusively Licensed Patents set forth in this Section 2.1(b) shall include the right to practice the same to make (including have made), use, sell, offer for sale, import, and export any and all products within the applicable MatCo Non-Exclusive Patent Field.

(c) Exclusive License to Patents. Subject to the terms and conditions of this Agreement (including Section 2.1(d)), [the SpecCo Licensors] hereby grant to [the relevant MatCo Licensees as set forth on Schedule M, as applicable,] an irrevocable (subject to Section 8.3), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, exclusive (even as to SpecCo and its Affiliates, but subject to Section 8.3) license in, to and under the SpecCo Exclusively Licensed Patents for any and all uses in the applicable MatCo Exclusive Patent Field. For clarity, subject to the terms and conditions of this Agreement, the license in, to and under the SpecCo Exclusively Licensed Patents set forth in this Section 2.1(c) shall include the right to practice the same to make (including have made), use, sell, offer for sale, import, and export any and all products within the applicable MatCo Exclusive Patent Field.

(d) Products Supplied Under Manufacturing Product Agreements. With respect to Products supplied to MatCo or its Affiliates under the Manufacturing Product Agreement for which SpecCo or any of its Affiliates is Seller, the rights granted in this Section 2.1 shall include rights under the applicable SpecCo Licensed IP to (i) use, sell, offer for sale, market, promote, distribute, import and export, certify, submit for registration, and permit sub-registration of such Products (which, for clarity, are set forth on Schedule S) and (ii) solely upon the delivery of a Shortfall Transition Request, a Voluntary Project Transition Request or a Termination Transition Request (as the foregoing terms are defined in the applicable Manufacturing Product Agreement) and solely to the extent permitted under the applicable Manufacturing Product Agreement, make and have made such Products, in each case of (i) and (ii), [solely in the applicable Product Field of Use], but, notwithstanding anything to the contrary herein, shall not otherwise include rights to make or have made any such Products.

Section 2.2 Licenses to SpecCo of MatCo Licensed IP.

(a) Non-Exclusive License to Know-How and Copyrights. Subject to the terms and conditions of this Agreement (including Section 2.2(d)), [the MatCo Licensors hereby grant, and MatCo shall cause its Affiliates to grant], to [the relevant SpecCo Licensees as set forth on Schedule C and Schedule B, as applicable,] an irrevocable, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, non-exclusive license in, to and under the MatCo Licensed Know-How and MatCo Licensed Copyrights for any and all uses in the SpecCo Know-How Field. For clarity, subject to the terms and conditions of this Agreement, the license in, to and under the applicable MatCo Licensed IP set forth in this Section 2.2(a) shall include the right to practice the same to make (including have made), use, sell, offer for sale, import, and export any and all products within the SpecCo Know-How Field, and use, practice, copy, perform, render, develop, improve, display, redistribute, modify, and make derivative works of such MatCo Licensed IP, within the SpecCo Know-How Field.

(b) Non-Exclusive License to Patents. Subject to the terms and conditions of this Agreement (including Section 2.2(d)), [the MatCo Licensors] hereby grant to [the relevant SpecCo Licensees as set forth on Schedule G, as applicable,] an irrevocable (subject to Section 8.3), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, non-exclusive license in, to and under the MatCo Non-Exclusively Licensed Patents for any and all uses in the applicable SpecCo Non-Exclusive Patent Field. For clarity, subject to the terms and conditions of this Agreement, the license in, to and under the MatCo Non-Exclusively Licensed Patents set forth in this Section 2.2(b) shall include the right to practice the same to make (including have made), use, sell, offer for sale, import, and export any and all products within the applicable SpecCo Non-Exclusive Patent Field.

(c) Exclusive License to Patents. Subject to the terms and conditions of this Agreement (including Section 2.2(d)), [the MatCo Licensors] hereby grant to [the relevant SpecCo Licensees as set forth on Schedule E, as applicable,] an irrevocable (subject to Section 8.3), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, exclusive (even as to MatCo and its Affiliates, but subject to Section 8.3) license in, to and under the MatCo Exclusively Licensed Patents for any and all uses in the applicable SpecCo Exclusive Patent Field. For clarity, subject to the terms and conditions of this Agreement, the license in, to and under the MatCo Exclusively Licensed Patents set forth in this Section 2.2(c) shall include the right to practice the same to make (including have made), use, sell, offer for sale, import, and export any and all products within the applicable SpecCo Exclusive Patent Field.

(d) Products Supplied Under Manufacturing Product Agreements. With respect to Products supplied to SpecCo or its Affiliates under the Manufacturing Product Agreement for which MatCo or any of its Affiliates is Seller, the rights granted in this Section 2.2 shall include rights under the applicable MatCo Licensed IP to (i) use, sell, offer for sale, market, promote, distribute, import and export, certify, submit for registration, and permit sub-registration of such Products (which, for clarity, are set forth on Schedule T) and (ii) solely upon the delivery of a Shortfall Transition Request, a Voluntary Project Transition Request or a Termination Transition Request (as the foregoing terms are defined in the applicable Manufacturing Product Agreement) and solely to the extent permitted under the applicable Manufacturing Product Agreement, make and have made such Products, in each case of (i) and (ii), [solely in the applicable Product Field of Use], but, notwithstanding anything to the contrary herein, shall not otherwise include rights to make or have made any such Products.

Section 2.3 Licenses for Product Supply.

(a) Subject to the terms and conditions of this Agreement, MatCo hereby grants, and shall cause its Affiliates to grant, to SpecCo and its Affiliates a royalty-free, fully paid-up, worldwide non-exclusive license in, to and under (i) the MatCo Licensed IP, and (ii) any other Intellectual Property (except any Excluded IP) to the extent as of the Effective Date, MatCo or its Affiliates has the ability to grant the license set forth in this Section 2.3(a), and the related rights set forth herein, on the terms and conditions set forth herein without violating any Contract entered into as of or prior to the Effective Date between MatCo or any of its Affiliates, on the one hand, and any Third Party, on the other hand (subject to Section 2.9 hereof), in each case (with respect to the foregoing subsections (i) and (ii)), solely to the extent reasonably necessary to perform SpecCo’s and its Affiliates’ obligations as Seller under the Manufacturing Product Agreements, including to manufacture for and supply to MatCo the Products under such Manufacturing Product Agreements in accordance with and subject to the terms thereof.

(b) Subject to the terms and conditions of this Agreement, SpecCo hereby grants, and shall cause its Affiliates to grant, to MatCo and its Affiliates a royalty-free, fully paid-up, worldwide non-exclusive license in, to and under (i) the SpecCo Licensed IP and (ii) any other Intellectual Property (except any Excluded IP) to the extent as of the Effective Date, SpecCo or its Affiliates has the ability to grant the license set forth in this Section 2.3(b), and the related rights set forth herein, on the terms and conditions set forth herein without violating any Contract entered into as of or prior to the Effective Date between SpecCo or any of its Affiliates, on the one hand, and any Third Party, on the other hand (subject to Section 2.9 hereof), in each case (with respect to the foregoing subsections (i) and (ii)), solely to the extent reasonably necessary to perform MatCo’s and its Affiliates’ obligations as Seller under the Manufacturing Product Agreements, including to manufacture for and supply to SpecCo the Products under such Manufacturing Product Agreements in accordance with and subject to the terms thereof.

(c) The licenses granted in this Section 2.3 shall be sublicensable in writing to subcontractors to the extent permitted under the applicable Manufacturing Product Agreements, in accordance with, and subject to, the terms of the applicable Manufacturing Product Agreements.

Section 2.4 License to SpecCo Licensed Standards.

(a) Subject to the terms and conditions of this Agreement, [the applicable SpecCo Licensors hereby grant, and SpecCo shall cause its Affiliates to grant], to [ the relevant MatCo Licensees as set forth on Schedule W, as applicable,] an irrevocable, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), non-exclusive license to use the SpecCo Licensed Standards at the Licensed Facilities solely in connection with the conduct of the Materials Science Business by MatCo or any of its Affiliates. Without limiting the foregoing, the grant in this Section 2.4 includes a right and license to use, reproduce, distribute, display, perform, adapt, modify and create derivative works of the SpecCo Licensed Standards by and among the Authorized Users only for the licensed uses set forth in this Section 2.4.

(b) Notwithstanding anything to the contrary herein, neither SpecCo nor any of its Affiliates shall have any obligation with respect to training MatCo or any of its Affiliates to implement or use the SpecCo Licensed Standards. For clarity, the SpecCo Licensed Standards shall not be subject to any updates by SpecCo or its Affiliates (even if SpecCo or its Affiliates update the same for their own use). The Parties acknowledge that from time to time applicable Law may conflict with and supersede aspects of SpecCo Licensed Standards and Licensor shall have no obligation to Licensee with respect thereto in such event. For clarity, as between the Parties, MatCo shall own all Intellectual Property (including, for clarity, Copyrights) in any DuPont Safety, Health and Environmental Standards or Engineering Standards that constitute Intellectual Property included in the Materials Science Assets (“Local Standards”).

Section 2.5 Business Software License. Subject to the terms and conditions of this Agreement, Licensor (or its Affiliate, as applicable) hereby grants, and shall cause its Affiliates to grant, to Licensee (or its Affiliate, as applicable) an irrevocable, royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, non-exclusive license to its Business Software for use solely in connection with, if such Licensee is SpecCo, the Specialty Products Business or, if such Licensee is MatCo, the Materials Science Business.

Section 2.6 Heritage Products License.

(a) Subject to the terms and conditions of this Agreement, [The Dow Chemical Company hereby grants, and MatCo shall cause its Affiliates to grant], to [Rohm and Haas Electronic Materials CMP, Inc.] an irrevocable (subject to Section 8.3), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, non-exclusive license to any and all Patents that (i) were Controlled by E. I. du Pont de Nemours and Company or any of its then-Affiliates as of immediately prior to the Merger Time and (ii) are Controlled by MatCo or any of its Affiliates as of the Effective Date as a result of the Internal Reorganization, together with, to the extent Controlled by MatCo or any of its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, such Patents and foreign equivalents thereof, in each case to the extent the claims are supported by such Patents (the foregoing, collectively, the “MatCo Transferred Patents”) to make (including have made), use, sell, offer for sale, import, and export, solely in the SpecCo Know-How Field, products sold commercially by or on behalf of E. I. du Pont de Nemours and Company and its then-Affiliates at any time prior to the Merger Time, other than products included in the Agriculture Business or the Materials Science Business (the “SpecCo Heritage Products”) in the same manner (in all material respects) as such SpecCo Heritage Products were made, used, sold, offered for sale, imported and exported by such Persons prior to the Merger Time (the “SpecCo Restricted Heritage Uses”) and updates, enhancements, modifications and similar evolutions thereof in which the essential character of such SpecCo Heritage Product and SpecCo Restricted Heritage Use are retained in all material respects. Solely to the extent its rights to such product derive from the license granted under this Section 2.6(a), and upon MatCo’s written request identifying such product or use, SpecCo shall reasonably promptly demonstrate (and shall use commercially reasonable efforts to demonstrate within sixty (60) days following such request) to MatCo by clear and convincing evidence comprised of contemporaneous written records (which records shall be in a form consistent with the form that commercial sales (with respect to a purported SpecCo Heritage Product) or actual use (with respect to a purported SpecCo Restricted Heritage Use) was documented by SpecCo (or its predecessors in interest)) created prior to the Merger Time in the ordinary course of business that a product qualifies as a SpecCo Heritage Product (or an update, enhancement, modification or similar evolution thereof within the scope of the foregoing license grant) and that the use thereof qualifies as a SpecCo Restricted Heritage Use (or an update, enhancement, modification or similar evolution thereof within the scope of the foregoing license grant).

(b) Subject to the terms and conditions of this Agreement, [the applicable SpecCo Licensors hereby grant, and SpecCo shall cause its Affiliates to grant], to [Performance Materials NA, Inc.] an irrevocable (subject to Section 8.3), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.8), transferable (subject to Section 10.2), worldwide, non-exclusive license to any and all Patents that (i) were Controlled by the Dow Chemical Company or any of its then-Affiliates as of immediately prior to the Merger Time, (ii) are Controlled by SpecCo or any of its Affiliates as of the Effective Date as a result of the Internal Reorganization, together with, to the extent Controlled by SpecCo or any of its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, continuations-in-part, patents of addition, restorations, extensions, supplementary protection certificates, reissues and re-examinations of, and all other Patents that claim priority to, such Patents and foreign equivalents thereof, in each case to the extent the claims are supported by such Patents (the foregoing, collectively, the “SpecCo Transferred Patents”) to make (including have made), use, sell, offer for sale, import, and export, solely in the MatCo Know-How Field, products sold commercially by or on behalf of the Dow Chemical Company and its then-Affiliates at any time prior to the Merger Time, other than products included in the Agriculture Business or the Specialty Products Business (the “MatCo Heritage Products”) in the same manner (in all material respects) as such MatCo Heritage Products were made, used, sold, offered for sale, imported and exported by such Persons prior to the Merger Time (the “MatCo Restricted Heritage Uses”) and updates, enhancements, modifications and similar evolutions thereof in which the essential character of such MatCo Heritage Product and MatCo Restricted Heritage Use are retained in all material respects. Solely to the extent its rights to such product derive from the license granted under this Section 2.6(b), and upon SpecCo’s written request identifying such product or use, MatCo shall reasonably promptly demonstrate (and shall use commercially reasonable efforts to demonstrate within sixty (60) days following such request) to SpecCo by clear and convincing evidence comprised of contemporaneous written records (which records shall be in a form consistent with the form that commercial sales (with respect to a purported MatCo Heritage Product) or actual use (with respect to a purported MatCo Restricted Heritage Use) was documented by MatCo (or its predecessors in interest)) created prior to the Merger Time in the ordinary course of business that a product qualifies as a MatCo Heritage Product (or an update, enhancement, modification or similar evolution thereof within the scope of the foregoing license grant) and that the use thereof qualifies as a MatCo Restricted Heritage Use (or an update, enhancement, modification or similar evolution thereof within the scope of the foregoing license grant).

Section 2.7 Wrong Pockets.

(a) A Party (a “Notifying Party”) shall have the right to provide prompt written notice (a “Wrong Pockets Notice”) to the other Party (a “Receiving Party”), including in response to an inquiry from the Receiving Party, if, following the Effective Date:

(i) a Notifying Party identifies a Patent Controlled by the other Party as of the Effective Date that is not included in the Licensed Patents licensed to such Notifying Party, and such Notifying Party reasonably believes that such Patent was Used in the Specialty Products Business or the Materials Science Business, as applicable, as of the Effective Date; or

(ii) a Notifying Party identifies a Use by such Notifying Party of a Licensed Patent that is not (1) in the case of a Notifying Party that Controls such Licensed Patent, within the scope of its retained rights (i.e., such use is within the scope of the Receiving Party’s exclusively licensed field of use with respect to such Patent hereunder) or (2) in the case of a Notifying Party that is the Licensee, within such Notifying Party’s licensed field of use hereunder (i.e., such use is not captured by any MatCo Patent Field or SpecCo Patent Field, as applicable), and, in each case (in respect of the foregoing (1) and (2)), such Notifying Party reasonably believes that the Use of such Licensed Patent as of the Effective Date was within the Specialty Products Business (if SpecCo is the Notifying Party) or the Materials Science Business (if MatCo is the Notifying Party).

(b) Each Wrong Pockets Notice shall both identify the applicable Patent and describe the Use thereof in the Specialty Products Business (if the Notifying Party is SpecCo), or the Materials Science Business (if the Notifying Party is MatCo), as of the Effective Date.

(c) Unless otherwise agreed in writing by the Parties, if a Notifying Party provides a Wrong Pockets Notice in accordance with Section 2.7(a), the Notifying Party shall, within sixty (60) days of providing the Wrong Pockets Notice, demonstrate to the Receiving Party by clear and convincing evidence (the “Evidentiary Requirement”) that the identified Patent was Used in the manner identified in the Wrong Pockets Notice within the Specialty Products Business (if the Notifying Party is SpecCo) or the Materials Science Business (if the Notifying Party is MatCo) as of the Effective Date (such evidence, the “Demonstration of Use”). The Receiving Party shall notify the Notifying Party in writing within thirty (30) days of receipt of the Demonstration of Use whether it reasonably believes in good faith that the Demonstration of Use satisfies the Evidentiary Requirement. Solely to the extent (with respect to the Patent and Use identified in the applicable Wrong Pockets Notice) that the Demonstration of Use satisfies the Evidentiary Requirements (whether determined by the Receiving Party in accordance with the foregoing, or in accordance with Section 9.1), or if the Receiving Party fails to provide the Notifying Party with a response regarding whether the Demonstration of Use satisfies the Evidentiary Requirements within the applicable thirty (30) day period in accordance with the foregoing, such Patent shall be licensed to the Notifying Party for such Use (in the case of a Wrong Pockets Notice described in Section 2.7(a)(i)) (each such Patent, a “Wrong Pockets Patent”), such Use shall be included in the Notifying Party’s retained field of use with respect to such Patent (in the case of a Wrong Pockets Notice described in subsection (1) of Section 2.7(a)(ii)), or such Use shall be included in the Notifying Party’s field of use for such Patent (in the case of a Wrong Pockets Notice described in subsection (2) of Section 2.7(a)(ii)), as applicable, in each case, as further described in the following subsections (i) through (iii).

(i) Subject to the foregoing in this Section 2.7(c), unless otherwise agreed in writing by the Parties, with respect to a Wrong Pockets Notice described in Section 2.7(a)(i), each Patent identified in such notice (if the Demonstration of Use therefor satisfies the Evidentiary Requirement or the Receiving Party fails to provide the Notifying Party with a response in accordance with this Section 2.7(c)) shall be a MatCo Non-Exclusively Licensed Patent if SpecCo is the Notifying Party or a SpecCo Non-Exclusively Licensed Patent if MatCo is the Notifying Party, and for clarity, the license to the Notifying Party therefor shall be non-exclusive and the field for which it is licensed pursuant to this Agreement (which, for clarity, shall be deemed to be a SpecCo Non-Exclusive Patent Field if SpecCo is the Notifying Party and a MatCo Non-Exclusive Patent Field if MatCo is the Notifying Party) shall be limited solely to the Use made by such Notifying Party and its Affiliates as of the Effective Date (to the extent that the Demonstration of Use therefor satisfies the Evidentiary Requirement) and natural evolutions thereof, subject to the terms and conditions of any licenses and other rights granted by or on behalf of Licensor or any of its Affiliates to any Third Parties with respect to such Patent prior to the date of the Wrong Pockets Notice.

(ii) Subject to the foregoing in this Section 2.7(c), unless otherwise agreed in writing by the Parties, with respect to a Wrong Pockets Notice described in subsection (1) of Section 2.7(a)(ii), each Use for a Licensed Patent identified in the Wrong Pockets Notice in the Notifying Party’s retained field of use for such Patent (to the extent the Demonstration of Use therefor satisfies the Evidentiary Requirement or the Receiving Party fails to provide the Notifying party with a response in accordance with this Section 2.7(c)) shall be deemed to be a SpecCo Non-Exclusive Patent Field if SpecCo is the Receiving Party and a MatCo Non-Exclusive Patent Field if MatCo is the Receiving Party, and such Use and natural evolutions thereof shall no longer be included in the exclusive field for which such Patent is licensed to the Receiving Party pursuant to this Agreement; provided that the rights with respect to such Use retained by the Notifying Party shall be subject to the terms and conditions of any licenses and other rights granted by or on behalf of the Receiving Party or any of its Affiliates to any Third Parties with respect to such Patent prior to the date of the Wrong Pockets Notice.

(iii) Subject to the foregoing in this Section 2.7(c), unless otherwise agreed in writing by the Parties, with respect to a Wrong Pockets Notice described in subsection (2) of Section 2.7(a)(ii), each Use for a Licensed Patent identified in the Wrong Pockets Notice (to the extent that Demonstration of Use therefor satisfies the Evidentiary Requirement or the Receiving Party fails to provide the Notifying Party with a response in accordance with this Section 2.7(c)) and natural evolutions thereof shall be deemed to be a SpecCo Non-Exclusive Patent Field if SpecCo is the Notifying Party and a MatCo Non-Exclusive Patent Field if MatCo is the Notifying Party and the license granted to such field shall be nonexclusive; provided that the rights with respect to such Use retained by the Notifying Party shall be subject to the terms and conditions of any licenses and other rights granted by or on behalf of the Receiving Party or any of its Affiliates to any Third Parties with respect to such Patent prior to the date of the Wrong Pockets Notice.

(d) Notwithstanding anything to the contrary herein, unless otherwise agreed upon by the Parties, each Party shall only have two (2) years after the Effective Date to provide a Wrong Pockets Notice pursuant to Section 2.7(a) to the other Party; provided that, in the case of Section 2.7(a)(i), with respect to Patent applications filed prior to the Effective Date, such period shall extend until the date that is six (6) months after the publication of such Patent application if the expiration of such six (6) month period occurs after such two (2) year period expires.

(e) Notwithstanding the foregoing Sections 2.7(a) through (d), unless and only to the extent that the Receiving Party provides its prior written consent (which the Receiving Party may withhold in its sole discretion), in the event that the Parties expressly discussed prior to the Effective Date that:

(i) any Patent would not be included in the Notifying Party’s Licensed Patents in the case of a Wrong Pockets Notice described in Section 2.7(a)(i), such Patent shall not be included in the Notifying Party’s Licensed Patents (provided that, in determining that such Patent would not be a Licensed Patent hereunder, the Parties discussed prior to the Effective Date the Use identified in the Wrong Pockets Notice for such Patent);

(ii) any Use would not be included in the Notifying Party’s retained field of use for a specific Licensed Patent in the case of a Wrong Pockets Notice described in subsection (1) of Section 2.7(a)(ii), such Use shall not be included in the Notifying Party’s retained field of use for such Patent; and

(iii) any Use would not be included in the Notifying Party’s field of use for a specific Licensed Patent in the case of a Wrong Pockets Notice described in subsection (2) of Section 2.7(a)(ii) (as applicable), such Use shall not be included in the Notifying Party’s licensed field of use for such Patent.

(f) For clarity, (i) SpecCo and its Affiliates shall not be required to submit a Wrong Pockets Notice with respect to any SpecCo Restricted Heritage Use of a SpecCo Heritage Product under a SpecCo Transferred Patent or any update, enhancement, modification or similar evolution thereof licensed under Section 2.6, and (ii) MatCo and its Affiliates shall not be required to submit a Wrong Pockets Notice with respect to any MatCo Restricted Heritage Use of a MatCo Heritage Product under a MatCo Transferred Patent or any update, enhancement, modification or similar evolution thereof licensed under Section 2.6.

Section 2.8 Sublicenses.

(a) Licensee may sublicense the license and rights granted to Licensee under Sections 2.1, 2.2, 2.4, 2.5 and 2.6 (as applicable) to (a) its Affiliates and (b) Third Parties in connection with the operation of the business of Licensee or its Affiliates, but not for the independent use of any such Third Party, including distributors that need to practice the applicable Intellectual Property to provide ordinary course distribution services to Licensee and its Affiliates; provided that, with respect to the SpecCo Licensed Standards, sublicensing to such Third Parties shall be solely for such Third Parties to provide services to the Materials Science Business in the ordinary course at any or all Licensed Facilities (but not for the independent use of such Third Party), and (c) with the prior written consent of Licensor, other Third Parties (each such Affiliate or Third Party, or subcontractor granted a sublicense under Section 2.3, a “Sublicensee”).

(b) Each sublicense granted by a Licensee under the license granted to such Licensee in Sections 2.1, 2.2, 2.4, 2.5 and 2.6 shall be granted pursuant to an agreement that (i) is subject to, and consistent with, the terms and conditions of this Agreement and includes provisions at least as protective of Licensor and its Affiliates as the provisions of this Agreement (except that such sublicense shall not be required to provide rights for Licensor to audit Sublicensee in accordance with, and subject to, Section 2.13 (1) if the sublicense is granted to an Affiliate, (2) with respect to sublicenses of Licensed Know-How, Licensed Copyrights or Business Software where the primary purpose of such arrangement with sublicensee is not to grant access to such Licensed Know-How, Licensed Copyrights or Business Software or (3) with respect to sublicenses of the licenses granted under Section 2.6), (ii) to the extent with respect to Licensed Patents or SpecCo Licensed Standards and if Sublicensee is a Third Party, provides that Licensor shall be an intended beneficiary thereunder with the right of direct enforcement against the Sublicensee (including, for clarity, with respect to the audit rights set forth in Section 2.13 to the extent applicable), and (iii) to the extent with respect to Licensed Patents or SpecCo Licensed Standards, is in writing if the Sublicensee is a Third Party. For clarity, granting a sublicense shall not relieve Licensee of any obligations hereunder and Licensee shall cause each of its Sublicensees to comply, and shall remain responsible for its Sublicensees’ compliance, with the terms hereof applicable to Licensee.

Section 2.9 Third Party Rights.

(a) Notwithstanding anything to the contrary herein, the terms and conditions of this Agreement (including the licenses granted under Sections 2.1 through 2.6) are subject to any and all rights of and obligations owed to any Third Parties with respect to the Licensed IP under any Contracts existing as of the Effective Date (or in the case of any Wrong Pockets Patents, existing as of or prior to the date of the Wrong Pockets Notice) to which Licensor or any of its Affiliates is a party or is otherwise bound, and to the extent that, as a result of such rights or obligations, any license or other rights granted hereunder: (i) may not be granted without the consent of or payment of a fee or other consideration; or (ii) will cause Licensor or any of its Affiliates to be in breach of any of its or their obligations to any Third Party, the applicable licenses and other rights granted hereunder shall only be granted to the extent such consent has been obtained or such fee or other consideration has been paid. Except for any Intellectual Property licensed pursuant to Section 2.3, the Parties shall use commercially reasonable efforts to obtain any such consents to the extent required to grant Licensee the rights granted hereunder; provided that, (i) the foregoing shall not require the Parties to duplicate any obligations undertaken under the Separation Agreement and (ii) notwithstanding anything herein to the contrary, Licensor shall have no obligation to agree to or make any payments or other concessions, except as mutually agreed in writing between the Parties, or participate in any act or omission that will cause Licensor to be in breach of its or their obligations to any Third Party. Notwithstanding the foregoing, Licensee shall not be deemed in breach of this Section 2.9(a) only if, and for such time, Licensee is not aware of such rights of or obligations owed to such Third Party.

(b) Notwithstanding anything to the contrary herein, Third Party Payments, if any, with respect to the Licensed IP (except for any Intellectual Property licensed under Section 2.3) shall be Licensee’s sole responsibility. Licensee shall pay the Third Party Payments directly to the applicable Third Party; provided that if such Third Party does not permit Licensee to pay such Third Party Payments to such Third Party directly (whether pursuant to the applicable Contract or otherwise) after the Parties have used commercially reasonable efforts to permit the Licensee to pay the Third Party directly, the Parties shall cooperate in good faith to ensure that such Third Party Payments are paid by Licensee to Licensor in a manner that ensures Licensor’s payment thereof is in compliance with the obligations to the applicable Third Party. Such cooperation shall include Licensee (i) preparing and providing Licensor with reasonably detailed written reports reflecting calculation of the applicable Third Party Payments and any other information required by the applicable Third Parties and (ii) paying Licensor the applicable Third Party Payments by wire transfer of immediately available funds to the bank account designated by Licensor in writing no less than ten (10) days prior to the due date of such payment pursuant to the terms of the applicable Contract. If either Party becomes aware of any Third Party Payments, it shall reasonably promptly notify the other Party in writing, and notwithstanding anything to the contrary in this Section 2.9(b), Licensee shall not be deemed in breach of this Section 2.9(b) if, and for such time, Licensee is not aware of the applicable Third Party Payments; provided that, upon learning of such Third Party Payments, Licensee shall promptly pay such Third Party Payments to the applicable Third Party directly (or such other Person as reasonably directed by Licensor) to the extent such Third Party Payments are past due.

(c) Certain agreements subject to Subsections (a) and (b) hereof are set forth on Schedule U hereto.

Section 2.10 No Use or Promotion Outside Field. Each Party shall not, and shall cause its Affiliates to not: (a) as Licensee, exercise rights under any Licensed IP except to the extent expressly licensed hereunder or expressly agreed upon in advance in writing by Licensor, and (b) without limiting the foregoing, (1) if such Party is MatCo, Promote use of products or services (A) Covered by an issued SpecCo Licensed Patent outside the MatCo Patent Field, or (B) Covered by an issued MatCo Licensed Patent in the SpecCo Exclusive Patent Field, or (2) if such Party is SpecCo, Promote products or services (x) Covered by an issued MatCo Licensed Patent outside the SpecCo Patent Field, or (y) Covered by an issued SpecCo Licensed Patent in the MatCo Exclusive Patent Field (the field of use restrictions described in the foregoing clauses (1) and (2), “Field Restrictions”). There shall be no affirmative obligation hereunder on either Party to monitor its customers’ use of such Party’s products or services. For clarity, products or services sold by a Party under this Agreement are not authorized sales under the Patent licenses granted herein for any use outside the Field Restrictions.

Section 2.11 Reservation of Rights. Each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed or otherwise granted hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its Sublicensees by implication, estoppel, or otherwise as to any of the other Party’s Intellectual Property (including, for clarity, any Excluded IP, except to the extent expressly licensed under Section 2.4).

Section 2.12 Retention and Transfer of Licensed Know-How.

(a) If SpecCo or MatCo (the “Requesting Party”) reasonably believes that any Know-How Materials are in possession or control of the other Party (such Party, the “Holding Party”) or any of its Affiliates and such Know-How Materials are not in the possession or control of the Requesting Party or any of its Affiliates, and the Requesting Party makes a request in writing during the two (2) year period following the Effective Date that the Holding Party deliver the Know-How Materials to the Requesting Party, the Holding Party shall review such request and, to the extent in the possession or control of the Holding Party or any of its Affiliates and, for purposes of Business Software only, is reasonably accessible to the Holding Party for purposes of transfer to the Requesting Party (provided that, subject to the below provisos, such accessibility shall not take into account whether such Business Software is integrated with other Software), deliver the Know-How Materials to the Requesting Party as promptly as reasonably practicable and in any event within thirty (30) Business Days of receiving such request from the Requesting Party; provided that, the Holding Party shall notify the Requesting Party within such thirty (30) Business Day period if it reasonably believes that such request requires a longer period of review to determine if the request concerns MatCo Licensed Know-How, SpecCo Licensed Know-How, MatCo Licensed Copyrights, SpecCo Licensed Copyrights, SpecCo Licensed Standards or Business Software (as applicable) or to locate the applicable Know-How Materials, and the Holding Party shall take all reasonable steps to review and provide such Know-How Materials (as applicable) within an additional sixty (60) days of expiration of such initial thirty (30) Business Day period; provided, further, with respect to any Business Software requested by a Requesting Party hereunder that is integrated with other Software, the Parties shall discuss in good faith a reasonable deadline in lieu of the foregoing timing for delivering any such Business Software to the Requesting Party, and the Requesting Party agrees that it shall bear all reasonable out-of-pocket costs and expenses of preparing such Software for delivery subject to the Requesting Party’s advance approval of such costs; provided, further, to the extent the request does not constitute MatCo Licensed Know-How, MatCo Licensed Copyrights or Business Software (if the Requesting Party is SpecCo) or SpecCo Licensed Know-How, SpecCo Licensed Copyrights, SpecCo Licensed Standards, or Business Software (if the Requesting Party is MatCo), the Holding Party shall not be required to deliver such Know-How Materials to the Requesting Party, but shall provide the Requesting Party with an explanation in reasonable detail of the basis of such determination and shall make itself and its relevant Affiliates available to discuss in good faith with the Requesting Party.

(b) For clarity, and notwithstanding anything to the contrary, in no event shall Licensor or its Affiliates be required hereunder to provide any written, electronic, computerized, digital or other tangible or intangible media to the extent comprising, containing or reflecting any MatCo Licensed Know-How, SpecCo Licensed Know-How, MatCo Licensed Copyrights, SpecCo Licensed Copyrights, SpecCo Licensed Standards, or Business Software to Licensee, that (i) has already been provided to, or is in the possession of, Licensee or its Affiliates or (ii) is used to make any Products. For the avoidance of doubt, nothing in this Agreement shall be interpreted as requiring that Licensor or any of its Affiliates transfer or grant access to tangible biological material to Licensee or any of its Affiliates.

Section 2.13 Audit. Not more than once per year, or at any time a Party has a reasonable, good faith belief that the other Party has materially breached this Agreement, or (to the extent with respect to this Agreement) the Umbrella Secrecy Agreement, and provides written notice to such other Party as well as detailed documentation or other evidence of such alleged breach, upon thirty (30) days’ advance written notice, such first Party may cause an independent Third Party auditor that is reasonably acceptable to the audited Party and subject to written confidentiality obligations that are reasonably acceptable to the audited Party to audit, during regular business hours and in a manner that complies with the reasonable building and security requirements of the audited Party and its Affiliates, the books, records and facilities of such audited Party and its Affiliates to the extent reasonably necessary to determine such audited Party’s and its Affiliates’ compliance with this Agreement or (to the extent with respect to this Agreement) the Umbrella Secrecy Agreement. Any audit conducted under this Section 2.13 shall not interfere unreasonably with the operations of such audited Party or any of its Affiliates. The Party requesting the audit shall pay the costs of conducting such audit; provided that if such audit reveals a material breach of this Agreement or (to the extent with respect to this Agreement), the Umbrella Secrecy Agreement, the audited Party shall pay all such costs. Upon conclusion of the audit, the Third Party auditor shall furnish to both Parties a report stating only its findings during such audit as to whether or not the audited Party is in compliance with this Agreement, and if such audit has revealed a breach, shall include no more information than is reasonably necessary to provide the basis for such finding. All information learned or obtained from such audit shall be deemed Confidential Information for purposes of this Agreement. Notwithstanding anything to the contrary in this Section, the audited Party may require that the Third Party conducting the audit pursuant to this Section 2.13 be accompanied by the audited Party’s (and in the case of an audit of its Affiliates or Sublicensees, its Affiliate’s or its Sublicensee’s, respectively) representatives at all times during such audit. For clarity, Licensee shall cause its Affiliates that are Sublicensees to comply with this Section 2.13.

ARTICLE III

OWNERSHIP

Section 3.1 Ownership. As between the Parties (including their respective Affiliates), (a) SpecCo acknowledges and agrees that MatCo and its Affiliates own the MatCo Licensed IP, the Intellectual Property licensed to SpecCo under Section 2.3(a), the Business Software licensed to SpecCo under Section 2.5, and the Patents Controlled by MatCo or any of its Affiliates and licensed under Section 2.6, (b) MatCo acknowledges and agrees that SpecCo and its Affiliates own the SpecCo Licensed IP, the Intellectual Property licensed to MatCo under Section 2.3(b) and Section 2.4, the Business Software licensed to MatCo under Section 2.5, and the Patents Controlled by SpecCo or any of its Affiliates and licensed under Section 2.6, and (c) each Party acknowledges and agrees that (i) except to the extent expressly provided herein, neither Party, nor its Affiliates or its Sublicensees, will acquire any ownership rights in the Licensed IP licensed to such Party hereunder, and (ii) such Party shall not, and shall cause its Affiliates and its Sublicensees to not, represent or make any claim that they have ownership of any right, title or interest in any such Licensed IP. To the extent that a Party, its Affiliates or its Sublicensees (as applicable) is assigned or otherwise obtains ownership of any right, title or interest in or to any Licensed IP in contravention of this Section 3.1, such Party hereby assigns, and shall cause its Affiliates and Sublicensees (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest.

ARTICLE IV

PROSECUTION AND MAINTENANCE

Section 4.1 Responsibility and Cooperation.

(a) Subject to Section 4.1(b), as between the Parties, Licensor shall have sole responsibility (but not the obligation) for filing, prosecuting and maintaining all Patents within the Licensed IP with respect to which such Licensor or any of its Affiliates is granting a license to Licensee hereunder. Licensor shall be solely responsible for all costs and expenses incurred in connection with such filing, prosecution and maintenance.

(b) If, during the Term, Licensor decides to abandon, or otherwise allow to lapse, any issued SpecCo Licensed Patent (if SpecCo is the Licensor) or MatCo Licensed Patent (if MatCo is the Licensor) or published application therefor, Licensor shall use commercially reasonable efforts to notify Licensee of such decision at least thirty (30) days prior to any deadline for taking action to avoid abandonment (or other loss of rights) of such Patent. Upon receipt of such notice, Licensee shall have the right to elect to assume responsibility for such prosecution and maintenance solely by providing Licensor with written notice of such election within thirty (30) days (or such shorter period requested where the final deadline is in less than thirty (30) days) following such notice from Licensor, and Licensor shall either: (i) withdraw its decision to abandon and continue prosecuting or maintaining such Patent at its expense; or (ii) assign, and hereby does assign, its entire right, title, and interest in such Patent to Licensee at Licensee’s sole cost and expense (provided that, for clarity, Licensee shall not be required to pay any additional consideration to Licensor in exchange for such assignment, but shall be required to reimburse Licensor for its out-of-pocket costs and expenses incurred in connection with assigning such Patent); provided that, Licensor shall not be in breach of the foregoing if Licensor uses commercially reasonable efforts to notify Licensee of its decision to abandon (or otherwise lose rights) but inadvertently and in good faith fails to so notify Licensee. In the event that Licensor assigns a Licensed Patent to Licensee in accordance with the foregoing clause (ii), such Patent shall no longer be (i) if the Licensor is SpecCo, a SpecCo Licensed Patent and instead shall be a MatCo Non-Exclusively Licensed Patent, for which the applicable SpecCo Non-Exclusive Patent Field shall be all fields of use other than the MatCo Exclusive Patent Field applicable to such Patent (if any), or (ii) if the Licensor is MatCo, a MatCo Licensed Patent and instead shall be a SpecCo Non-Exclusively Licensed Patent, for which the applicable MatCo Non-Exclusive Patent Field shall be all fields of use other than the SpecCo Exclusive Patent Field applicable to such Patent (if any). Notwithstanding anything to the contrary herein, in the event that any Licensed Patent is assigned to Licensee pursuant to this Section, such Licensed Patent shall be subject to the terms and conditions of any licenses and other rights granted by or on behalf of Licensor or any of its Affiliates with respect to such Licensed Patent prior to the date of such assignment (to the extent that such terms and conditions do not conflict with any of the terms hereof), and unless otherwise agreed in writing, the assignee Party may abandon such Patent without notice or obligation of assignment to the other Party.

(c) For clarity, Licensor’s obligations under Section 4.1(b) do not apply to the (i) filing or validating of any national or regional applications based on any international or regional Patent applications or filings (including any PCT or EPO applications) whether or not designated under such applications or filings, (ii) filing of any Patent application, including the filing of any divisional, continuation or continuation-in-part application, or (iii) maintaining or prosecuting of any unpublished Patent applications. If any Licensed Patent subject to this Section 4.1 is subject to the terms of any Contract existing as of the Effective Date to which the Licensor or any of its Affiliates is a party or otherwise bound whereby a Third Party has the right to elect to assume responsibility for prosecution or maintenance of, or request assignment of, such Licensed Patent, and such Third Party elects not to exercise all such rights in such Licensed Patent, such Licensed Patent shall become subject to the terms of Section 4.1(b), except if Licensor’s grant of such rights to Licensee, or Licensee’s exercise of such rights, would breach any contractual rights or obligations owed to such Third Party or any of its Affiliates. Licensor shall ensure that all current and future owners of the Licensed Patents are subject to the obligations to assign such Licensed Patents to Licensee contained in this Section 4.1.

(d) Upon the reasonable request of the Party that controls filing, prosecution or maintenance of any Exclusively Licensed IP in accordance with Section 4.1(a) or 4.1(b), the other Party (i.e., the recipient of the exclusive license) shall provide reasonable assistance to such Party in connection with such activities (including by providing information, obtaining signatures and authorizations, and taking such other actions as may be required by applicable Law), and such requesting Party shall reimburse such other Party’s out-of-pocket costs incurred in connection therein. For clarity, neither such other Party nor any of its Affiliates shall be required by the foregoing in this Section 4.1 to take or omit to take any action that it reasonably believes contravenes any applicable Law.

Section 4.2 No Additional Obligations. For clarity, this Agreement shall not obligate either Party to disclose to the other Party, or maintain, register, monitor, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), defend, enforce or otherwise manage any Intellectual Property, except to the extent expressly set forth herein.

Section 4.3 Third Party Agreements. For clarity, and notwithstanding anything to the contrary in this Article IV, the Parties’ rights and obligations set forth in this Article IV shall be subject to the terms of any Contracts existing as of the Effective Date to which the Licensor or any of its Affiliates is a party or otherwise bound, subject to the requirements for Licensor to notify Licensee pursuant to Section 2.9.

ARTICLE V

ENFORCEMENT

Section 5.1 Notice. With respect to any Licensed IP, Licensee shall promptly notify Licensor in writing of (a) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation or other violation within the exclusive field for which Licensee has been granted a license hereunder of any such Licensed IP licensed to Licensee hereunder or (b) any Third Party allegations of invalidity or unenforceability of any Exclusively Licensed IP licensed to Licensee hereunder (each of the foregoing (a) and (b), a “Third Party Infringement”); provided that an attorney in Licensee’s or its Affiliates’ in-house legal department becomes aware of and reasonably believes that such Third Party Infringement may have occurred (provided that, for clarity, Licensee shall have no obligation to independently investigate or conduct any infringement or other analysis of the conduct alleged to constitute a Third Party Infringement) and Licensee reasonably believes that such Third Party Infringement could be material to Licensor.

Section 5.2 Defense and Enforcement.

(a) Licensor First Right. Subject to the remainder of this Section 5.2, as between the Parties, Licensor shall have the first right, but not the obligation, at its own cost and expense, to control enforcement or defense against any Third Party Infringement of the Licensed IP under which Licensor is granting a license to Licensee hereunder (including by bringing an Action or entering into settlement discussions).

(b) Licensee’s Rights.

(i) As between the Parties, Licensee shall have the right, but not the obligation, at its own cost and expense, to control enforcement or defense against any Third Party Infringement of the Exclusively Licensed IP with respect to which Licensee is granted a license hereunder (including by bringing an Action or entering into settlement discussions) if (1) Licensor provides Licensee with written notice that it is not exercising its right to control enforcement of such Exclusively Licensed IP (as described in Section 5.2(a)) and that Licensee may do so at its option, or (2) Licensor fails to initiate, or file the relevant response to, the Action (if any), or commence settlement discussions, with respect to the applicable Third Party Infringement prior to or upon the earlier of (A) expiration of the one hundred eighty (180) day period following first receipt by either Party of notice from the other Party of such Third Party Infringement or (B) ten (10) Business Days prior to the deadline for filing, or filing the applicable response to, such Action (if any). Licensor shall use commercially reasonably efforts to notify Licensee of a decision not to exercise its right to control enforcement or defense, as applicable, with respect to any Exclusively Licensed IP, but shall have no liability for any good faith, inadvertent failure to so notify Licensee. Notwithstanding the foregoing, Licensee shall not have any right to control such enforcement or defense pursuant to the foregoing if Licensor provides Licensee with written notice that it is not exercising its right to control enforcement or defense, as applicable, of such Licensed IP (as described in Section 5.2(a)) and that it has reasonably determined in good faith that the Licensed IP should not be enforced or defended at such time, and provides Licensee an opportunity to discuss such reasoning in good faith with Licensor.

(ii) In the case of any infringement, misappropriation, or other violation, or any Third Party allegations of invalidity or unenforceability, of any Licensed IP non-exclusively licensed to Licensee hereunder, Licensee may request (which request Licensor may deny if Licensor reasonably determines that such Licensed IP should not be enforced or defended, and discusses its reasoning therefor with Licensee) that Licensor enforce or defend (as applicable) such Licensed IP (including by bringing an Action or entering into settlement discussions), and if such request is granted, such enforcement or defense (as applicable) shall be controlled by Licensor at Licensee’s sole cost and expense.

(c) Cooperation. If the Party controlling enforcement or defense of any Licensed IP against any Third Party Infringement in accordance with Section 5.2(a) or 5.2(b) (such Party, the “Controlling Party”) brings an Action or enters into settlement discussions with respect thereto, the other Party shall provide reasonable assistance in connection therewith, at the Controlling Party’s request and such other Party shall be reimbursed for its reasonable out-of-pocket costs and expenses incurred in connection therewith. The Controlling Party shall keep the other Party regularly informed of the status and progress of such enforcement or defense, as applicable, and shall reasonably consider the other Party’s comments in connection with any Action or settlement discussions with respect thereto. Notwithstanding anything to the contrary herein, such other Party may, at its sole discretion and cost and expense, join as a party to any such Action; provided that, if necessary for standing purposes, such Party shall join such Action upon the Controlling Party’s reasonable request and the Controlling Party shall reimburse the other Party’s reasonable out-of-pocket costs and expenses incurred in connection therewith. Such other Party shall have the right to be represented by counsel (which shall act in an advisory capacity only, except for matters solely directed to such Party) of its own choice in any such Action at its own cost and expense (subject to reimbursement of such other Party’s costs and expenses as described in, and subject to, the immediately preceding sentence). Notwithstanding the foregoing, in the event of enforcement or defense in accordance with Section 5.2(b)(ii), the Party that is not the Controlling Party shall be solely responsible for all costs and expenses incurred pursuant to this Section 5.2(c).

(d) Settlements. Notwithstanding anything to the contrary herein, the Controlling Party shall not, without the prior written consent (not to be unreasonably withheld, conditioned or delayed) of the other Party, settle any Third Party Infringement (i) with respect to the Exclusively Licensed IP, if doing so would (a) adversely affect the validity, enforceability or scope, or admit non-infringement, of any such Exclusively Licensed IP that such other Party or its Affiliates are licensing to the Controlling Party hereunder or (b) specifically or by operation of law, grant or waive any of the Controlling Party’s rights under any such Exclusively Licensed IP within the field that the Controlling Party or its Affiliates are granting an exclusive license to the other Party hereunder or (ii) with respect to any Licensed IP, if doing so would give rise to liability or any other obligations of such other Party, its Affiliates or its Sublicensees for which the Controlling Party is unwilling or unable to, or otherwise does not, provide full indemnification.

(e) Recoveries. Any and all amounts recovered by the Controlling Party in any Action regarding a Third Party Infringement or settlement with respect thereto shall, unless otherwise agreed (including in an agreement in connection with obtaining consent to settlement), be allocated first to reimburse the Controlling Party’s out-of-pocket costs and expenses incurred in connection with such Action or settlement (including its obligations to the other Party pursuant to Section 5.2(c)) and next to the other Party’s out-of-pocket costs and expenses incurred in connection with such Action or settlement. Any and all remaining amounts recovered shall be (i) allocated proportionally between the Parties (provided that the Third Party

Infringement to which such recovery relates is of the Exclusively Licensed IP and within the exclusive field in which the applicable Licensee is granted a license hereunder) based on the impact of such Third Party Infringement on each Party’s relevant field of use or (ii) retained by the Controlling Party (provided that, for purposes of this clause (ii), the Third Party Infringement to which such recovery relates is not of the Exclusively Licensed IP within the exclusive field in which the applicable Licensee is granted a license hereunder).

(f) Interferences, etc. Notwithstanding anything to the contrary in Article IV or this Article V, in the event that any Third Party allegations of invalidity or unenforceability of any Patents included in the Licensed IP licensed to Licensee hereunder arise in an opposition, interference, reissue proceeding, reexamination or other patent office proceeding, Article IV shall govern the Parties’ rights and obligations with respect thereto.

Section 5.3 Third Party Agreements. For clarity, and notwithstanding anything to the contrary in this Article V, the Parties’ rights and obligations set forth in this Article V shall be subject to the terms of any Contracts existing as of the Effective Date to which the Licensor or any of its Affiliates is a party or otherwise bound, subject to the requirements for Licensor to notify Licensee pursuant to Section 2.9.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification.

(a) Each Party (the “Indemnifying Party”) agrees to indemnify, release, defend and hold harmless the other Party and its Affiliates and its and their directors, officers, agents, and successors (each, an “Indemnitee” and collectively, the “Indemnitees”) from and against any and all Indemnifiable Losses incurred or suffered by any of the Indemnitees, to the extent arising out of, relating to or resulting from (a) breach by the Indemnifying Party of this Agreement; (b) if the Indemnifying Party is the Licensee, use of the Licensed IP hereunder by or on behalf of such Party or its Sublicensees; and (c) if the Indemnifying Party is the Licensor, breach by or on behalf of Licensee, its Affiliates or its Sublicensees of any contractual rights of or contractual obligations owed to any Third Parties with respect to the Licensed IP; provided that, prior to such breach, Licensor or any of its Affiliates is aware, and Licensee and its Affiliates are not aware, of such contractual rights or obligations, in each case (in respect of the foregoing subsections (a) through (c)), except to the extent that such Indemnifiable Losses (i) are subject to indemnification by the other Party pursuant to this Section 6.1 or (ii) arise out of fraud, bad faith, gross negligence or willful misconduct of the other Party or its Affiliates.

(b) Except for the entitlement to specific performance or other equitable remedy, each solely as contemplated by Section 10.12, the remedies provided in this Section 6.1 shall be deemed the sole and exclusive remedies of the Parties with respect to the subject matter of this Agreement, and the Parties each hereby waive to the extent permitted by applicable Law any other remedy to which they or any of their respective Indemnitees are entitled to hereunder at law or in equity with respect thereto.

Section 6.2 Indemnification Procedures. The indemnification procedures set forth in Sections 8.5 through 8.10 of the Separation Agreement shall apply to the matters indemnified hereunder, mutatis mutandis.

Section 6.3 Disclaimer of Representations and Warranties. EACH PARTY HEREBY ACKNOWLEDGES THAT, EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT OR IN ANY OF THE OTHER ANCILLARY AGREEMENTS, EACH OF SPECCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE SPECCO GROUP) AND MATCO (ON BEHALF OF ITSELF AND EACH MEMBER OF THE MATCO GROUP) UNDERSTANDS AND AGREES THAT NEITHER PARTY IS REPRESENTING OR WARRANTING IN ANY WAY UNDER THIS AGREEMENT (INCLUDING WITH RESPECT TO ANY CONSENTS REQUIRED IN CONNECTION HEREWITH, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, VALIDITY, ENFORCEABILITY OR SCOPE OF THE LICENSED IP) AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL SUCH REPRESENTATIONS AND WARRANTIES. EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THE SEPARATION AGREEMENT OR IN ANY OTHER ANCILLARY AGREEMENT, ALL LICENSED IP IS BEING LICENSED ON AN “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS” BASIS.

Section 6.4 Limitation on Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (INCLUDING THIS ARTICLE VI), EXCEPT WITH RESPECT TO BREACHES OF ARTICLE VII, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, AND “LOSSES” SHALL NOT INCLUDE ANY AMOUNTS FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES; PROVIDED THAT NOTHING HEREIN SHALL PREVENT ANY INDEMNITEE FROM BEING INDEMNIFIED PURSUANT TO ARTICLE VI FOR ALL COMPONENTS OF AWARDS AGAINST THEM IN ANY THIRD PARTY CLAIM.

ARTICLE VII

CONFIDENTIALITY

Section 7.1 Disclosure and Use Restrictions. The Parties acknowledge and agree that the Umbrella Secrecy Agreement is hereby incorporated into this Agreement, and shall apply to the transactions contemplated by this Agreement, mutatis mutandis. For the avoidance of doubt, Licensee’s material breach of the Umbrella Secrecy Agreement with respect to Confidential Information shall constitute a material breach of this Agreement.

ARTICLE VIII

TERM

Section 8.1 Term. The terms of the licenses and other grants of rights (and related obligations) under this Agreement (the “Term”) shall remain in effect (a) to the extent with respect to the Patents licensed hereunder and Licensed Copyrights, on a Patent-by-Patent and Licensed Copyright-by-Licensed Copyright basis, until expiration, invalidation or abandonment of such Licensed Patent or Licensed Copyright (as applicable), (b) to the extent with respect to any Licensed Know-How, until such Licensed Know-How no longer constitutes Confidential Information; provided that, after expiration of the Term with respect to any Licensed Know-How, the licenses granted hereunder to such Know-How shall survive such expiration in perpetuity, and (c) with respect to Business Software and SpecCo Licensed Standards, in perpetuity. Notwithstanding the foregoing and anything to the contrary herein, the licenses granted in Section 2.3 and rights and obligations of the Parties to the extent with respect thereto shall terminate on a Product-by-Product basis upon termination of the applicable Manufacturing Product Agreement with respect to such Product.

Section 8.2 Effect of Termination.

(a) Accrued Rights. Expiration of this Agreement, in part or in its entirety, shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such expiration.

(b) Survival. The following provisions of this Agreement, together with all other provisions of this Agreement that expressly specify that they survive, shall survive expiration of this Agreement, in part or in its entirety: [•].

Section 8.3 Patent Challenge.

(a) Patent Challenge Notice. In the event of a Patent Challenge by Licensee or any of its Affiliates against any MatCo Scheduled Licensed Patents (if Licensor is MatCo) or SpecCo Scheduled Licensed Patents (if Licensor is SpecCo), Licensee shall notify Licensor promptly (but in no event more than ten (10) Business Days) after Licensee’s general counsel or chief patent counsel (or if such position does not exist, any of Licensee’s or its Affiliates’ employees with substantially similar or greater seniority, and responsibilities that include substantially similar responsibilities) first learns of such Patent Challenge (and if Licensor has not already been notified by Licensee of such Patent Challenge, Licensor shall use reasonable efforts to provide written notice to Licensee if Licensor’s chief patent counsel (or if such position does not exist, any of Licensor’s or its Affiliates’ employees with substantially similar or greater seniority, and responsibilities that include substantially similar responsibilities) knows such Patent Challenge has been filed) (each notice provided by either Party in accordance with this Section 8.3(a), the “Patent Challenge Notice”). Upon a Licensee Challenge Executive learning of such a Patent Challenge or, if earlier, upon receipt of a Patent Challenge Notice in the event that such Patent Challenge Notice is provided by Licensor, Licensee shall promptly take all steps necessary (in accordance with applicable Law) to withdraw or have withdrawn such Patent Challenge.

(b) Discussion Process. In the event of a Patent Challenge by Licensee or any of its Affiliates against any MatCo Scheduled Licensed Patents (if Licensor is MatCo) or SpecCo Scheduled Licensed Patents (if Licensor is SpecCo), without limiting Licensee’s obligations in Section 8.3(a), following Licensee’s written request (provided such request is made no more than ten (10) Business Days after the Patent Challenge Notice is provided to either Party) (each such request, the “Discussion Notice”), each Party shall commence the escalation process set forth in Sections 8.3(b)(i) through 8.3(b)(ii) below (the “Escalation Process”).

(i) Within ten (10) Business Days of Licensor’s receipt of the Discussion Notice from Licensee, each Party’s respective presidents of any business unit or division to which the Patent Challenge relates (or if such position does not exist, any of Licensee’s or its Affiliates’ employees with substantially similar or greater seniority, and responsibilities that include substantially similar responsibilities) and general counsels will commence discussions (which, for clarity, may be in person or via videoconference or teleconference) that will last for a period of no more than fifteen (15) Business Days (unless otherwise agreed in writing by the Parties) (the period of such discussions, the “Initial Executive Officer Escalation Period”) regarding the Patent Challenge.

(ii) Following completion of the Initial Executive Officer Escalation Period, either Party may, on written notice (“Escalation Notice”) to the other Party within five (5) Business Days of expiration of the Initial Executive Officer Escalation Period, submit such matter for discussion by their respective chief executive officers. Such chief executive officers shall commence discussions regarding the applicable Patent Challenge (which, for clarity, may be in person or via videoconference or teleconference) within ten (10) Business Days of the Escalation Notice, and such discussions will last for no more than ten (10) Business Days (unless otherwise agreed in writing by the Parties) (the period of such discussions, the “CEO Escalation Period”).

(iii) All offers, promises, conduct and statements, whether oral or written, made in the course of the Escalation Process by any of the Parties or their Affiliates, their agents, employees, experts and attorneys are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the Parties or any of their Affiliates and, in any Action, shall be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state or foreign rule, and evidence of such discussions shall not be admissible in any future Action between the Parties, any of their Affiliates and/or any Indemnitee; provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the negotiation or discussion.

(c) Certain Inadvertent Patent Challenges.

(i) For purposes of this Section 8.3:

(1) “Inadvertent Patent Challenge” means each Patent Challenge by Licensee or its Affiliates that (i) none of the Licensee Challenge Executives approved prior to or at the time of the filing of the Patent Challenge or (ii) none of the Licensee Challenge Executives that approved such Patent Challenge had actual knowledge at the time of the filing of such Patent Challenge that the applicable MatCo Scheduled Licensed Patent or SpecCo Scheduled Licensed Patent, as the case may be, was subject to the terms of this Section 8.3. All Patent Challenges are presumed to be Inadvertent Patent Challenges absent clear and convincing evidence otherwise.

(2) “Licensee Challenge Executives” means (i) Licensee’s chief patent counsel, (ii) the president of any business unit or division to which the Patent Challenge relates, (iii) any executive officer of Licensee or (iv) any executive officer of the ultimate parent entity of any member of Licensee’s Group at the time of such Patent Challenge (or, in each case of the foregoing (i) through (iv), if any such positions do not exist, any of Licensee’s or its Affiliates’ employees with substantially similar or greater seniority, and responsibilities that include substantially similar responsibilities).

(ii) In the case of an Inadvertent Patent Challenge, unless otherwise agreed in writing by the Parties, Sections 8.3(c)(ii)(1) through 8.3(c)(ii)(4) below shall apply if and only if (x) Licensee has failed to withdraw, or have withdrawn, the Patent Challenge in accordance with Section 8.3(a) (provided that such failure is a result of any Laws or other rules of any Governmental Entity or registrar with which such Patent Challenge was filed that preclude such withdrawal, and not attributable in any respect to any delay (or other act or omission that could reasonably be anticipated to preclude such withdrawal) within the reasonable control of Licensee) and (y) if requested by Licensor and solely to the extent permitted by applicable Law, as soon as reasonably practicable, Licensee submits (or has submitted) documentation to the applicable Governmental Entity or registrar retracting the arguments made in such Patent Challenge; provided, that, if Licensee has provided a Discussion Notice to Licensor in accordance with Section 8.3(b), Licensor shall not exercise any of its rights or remedies set forth in Sections 8.3(c)(ii)(1) through 8.3(c)(ii)(4) until (1) the CEO Escalation Period expires if an Escalation Notice is provided in accordance with Section 8.3(b)(ii) in respect of such Patent Challenge or (2) the Initial Executive Officer Escalation Period expires if an Escalation Notice is not provided in accordance with Section 8.3(b)(ii) in respect of such Patent Challenge.

(1) In the case of the first such Inadvertent Patent Challenge (if any), Licensee shall pay Licensor fifty-million dollars ($50,000,000) in liquidated damages, and Licensor may, at its option, terminate this Agreement to the extent with respect to any and all licenses and rights granted under this Agreement to such Licensee or any of its Affiliates, or convert to non-exclusive any and all exclusive licenses granted under this Agreement to such Licensee or any of its Affiliates, with respect to all MatCo Patent Fields (if MatCo is the Licensee) or SpecCo Patent Fields (if SpecCo is Licensee) for which any and all Licensed Patents that are the subject of such Patent Challenge are licensed to such Licensee or any of its Affiliates hereunder (including, for clarity, the licenses and rights to any and all other Patents licensed to such Licensee and its Affiliates to the extent in such MatCo Patent Fields or SpecCo Patent Fields, as applicable).

(2) In the case of the second such Inadvertent Patent Challenge (if any), Licensee shall pay Licensor one hundred million dollars ($100,000,000) in liquidated damages, and Licensor may, at its option, terminate this Agreement to the extent with respect to any and all licenses and rights granted under this Agreement to such Licensee or any of its Affiliates, or convert to non-exclusive any and all exclusive licenses granted under this Agreement to such Licensee or any of its Affiliates, with respect to all MatCo Patent Fields (if MatCo is Licensee) or SpecCo Patent Fields (if SpecCo is Licensee) for which any and all Licensed Patents that are the subject of such Patent Challenge are licensed to such Licensee or any of its Affiliates hereunder (including, for clarity, the licenses and rights to any and all other Patents licensed to such Licensee and its Affiliates to the extent in such MatCo Patent Fields or SpecCo Patent Fields, as applicable).

(3) In the case of the third such Inadvertent Patent Challenge (if any), or to the extent Licensor has not exercised all of its rights expressly set forth in this Section 8.3(c), any Patent Challenge after the third such Inadvertent Patent Challenge), Licensor shall have the right to terminate this Agreement to the extent with respect to any and all licenses and rights granted under this Agreement to such Licensee or any of its Affiliates with respect to Patents, or convert to non-exclusive any or all exclusive licenses to the Licensed Patents granted under this Agreement to such Licensee or any of its Affiliates.

(4) Licensee shall pay amounts described in the foregoing subsections (1) and (2) (such amounts, the “Patent Challenge Liquidated Damages”) to Licensor within twenty (20) Business Days of Licensor’s written notice that it is exercising its rights under such subsection, and such payment shall be made by wire transfer of immediately available funds into an account designated in writing by Licensor. The Parties intend that the Patent Challenge Liquidated Damages constitute compensation, and not a penalty. The Parties acknowledge and agree that the harm to Licensor and its Affiliates caused by a Patent Challenge would be impossible or very difficult to accurately estimate as of the Effective Date, and that the Patent Challenge Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from one or more Patent Challenges. Licensee’s payment of the Patent Challenge Liquidated Damages, together with the other remedies set forth in this Section 8.3, are Licensee’s sole liability and entire obligation and Licensor’s exclusive remedies for each such Patent Challenge as described herein.

(d) Other Patent Challenges. Unless otherwise agreed upon in writing by the Parties, in the case of (i) any Inadvertent Patent Challenge for which Sections 8.3(c)(ii)(1) through 8.3(c)(ii)(4) do not apply (including, for clarity, any Inadvertent Patent Challenge for which Licensee does not comply with Section 8.3(a)) or (ii) any Patent Challenge that is not an Inadvertent Patent Challenge, in respect of the foregoing (i) and (ii), Licensor may, at Licensor’s option, (x) terminate this Agreement to the extent with respect to any and all licenses and rights granted to Licensee or any of its Affiliates hereunder with respect to Patents or (y) convert to non-exclusive any and all exclusive licenses to the Licensed Patents granted to Licensee or any of its Affiliates under this Agreement; provided that, if Licensee has provided a Discussion Notice to Licensor in accordance with Section 8.3(b), Licensor shall not exercise any of its rights or remedies set forth in this Section 8.3(d) until (x) the CEO Escalation Period expires if an Escalation Notice is provided in accordance with Section 8.3(b)(ii) in respect of such Patent Challenge or (y) the Initial Executive Officer Escalation Period expires if an Escalation Notice is not provided in accordance with Section 8.3(b)(ii) in respect of such Patent Challenge.

(e) Effects of Termination. Upon any termination by Licensor pursuant to this Section 8.3, (i) any and all sublicenses that have been granted to a Sublicensee with respect to the licenses and rights that have been terminated (such licenses, the “Terminated Licenses”) shall automatically terminate and (ii) Licensee shall, and shall ensure that its Affiliates and Sublicensees, immediately cease use of all Licensed IP under the Terminated Licenses. For clarity, in the event that a Licensor elects to terminate this Agreement with respect to all licenses granted by such Licensor to Licensee under this Section 8.3, this Agreement shall remain in full force and effect with respect to all licenses granted to such terminating Licensor by such terminated Licensee.

(f) For avoidance of doubt, Licensor may not terminate any licenses or rights granted to Licensee or any of its Affiliates hereunder or convert to non-exclusive any exclusive licenses if Licensee complies with Section 8.3(a) with respect to an Inadvertent Patent Challenge, and such Inadvertent Patent Challenge is withdrawn.

ARTICLE IX

DISPUTE RESOLUTION

Section 9.1 Negotiation and Arbitration. In the event of a controversy, dispute or Action between the Parties arising out of, in connection with, or in relation to this Agreement or any of the transactions contemplated hereby, including with respect to the interpretation, performance, nonperformance, validity or breach thereof, and including any Action based on contract, tort, statute or constitution, including the arbitrability of such controversy, dispute or Action, the procedures as set forth in Article X of the Separation Agreement shall apply, mutatis mutandis.

ARTICLE X

MISCELLANEOUS

Section 10.1 Complete Agreement; Construction. This Agreement, including the Exhibits and Schedules, together with the Separation Agreement, the Umbrella Secrecy Agreement and other Ancillary Agreements, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the case of any ambiguity or conflict between the terms and conditions of this Agreement and the Separation Agreement, the terms and conditions of the Separation Agreement shall take precedence (unless in this Agreement, any such conflicting provision is specifically and expressly agreed by the Parties to take precedence for the limited purposes of this Agreement).

Section 10.2 Assignment.

(a) Neither this Agreement nor any of the rights, interests or obligations of a Party under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by such Party without the prior written consent of the other Party (which consent may be granted or withheld in such other Party’s sole discretion); provided however, that such first Party (i) may assign, in whole or in part, by operation of law or otherwise, any of the foregoing to one or more of its Affiliates and (ii) may assign, in whole or in part, by operation of law or otherwise, any of the foregoing to the successor to all or a portion of the business or assets to which this Agreement relates; provided that, (x) the assigning Party shall promptly notify the non-assigning Party in writing of any assignments it makes under Section 10.2(a)(ii) and (y) in either case of (i) or (ii), the party to whom this Agreement is assigned shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned. Notwithstanding the foregoing, in the event that a Party exercises its rights in accordance with the foregoing to assign this Agreement, in part or in whole, to a Non-Practicing Entity, and such assignment is a bona fide assignment, the Parties’ rights and obligations set forth in Section 8.3 to the extent with respect to such assignment to such Non-Practicing Entity shall have no force and effect (and, for clarity, any attempt to assign this Agreement, in part or in whole, to any Non-Practicing Entity with the intent to subsequently assign to any Person that is not a Non-Practicing Entity to circumvent Section 8.3 shall be void ab initio).

(b) Notwithstanding the foregoing:

(i) in the event that a Party assigns or otherwise transfers its rights and obligations with respect to a Manufacturing Product Agreement to another Person in accordance with the terms thereof, the licenses set forth in Sections 2.1(d), 2.2(d), 2.3(a) and 2.3(b) (as applicable), together with any other provisions herein to the extent related thereto, may be assigned or otherwise transferred to such Third Party without the other Party’s consent; and

(ii) MatCo may not assign any of the rights, interests or obligations under this Agreement with respect to the SpecCo Licensed Standards to any Third Party without the prior written consent of SpecCo, which consent shall not be unreasonably withheld, delayed or conditioned (but may assign this Agreement in accordance with Section 10.2(a) without such consent with respect to Local Standards, together with any SpecCo Licensed Standards, solely as and to the extent incorporated into and/or reasonably necessary to use such Local Standards as of the date of such assignment (“Designated SpecCo Standards”)); provided that in the event that SpecCo does not provide such consent, any Third Party to which MatCo assigns any right or obligation in accordance with Section 10.2(a)(ii) shall be, and hereby is, granted a transitional license with respect to the SpecCo Licensed Standards (other than the Designated SpecCo Standards) as follows: such assignee may continue to use under this Agreement such SpecCo Licensed Standards used by Licensee or the relevant site, facility and/or portion of the Materials Science Business prior to the applicable transaction for a transitional period of up to twelve (12) months to the extent reasonably necessary to transition to alternative technology (provided that such transitional period may be extended upon reasonable request subject to the prior written consent of SpecCo, which consent may not be unreasonably withheld, delayed or conditioned), if such assignee agrees in writing that:

(1) The SpecCo Licensed Standards shall be treated as Confidential Information of SpecCo under terms at least as restrictive as the terms in the Umbrella Secrecy Agreement;

(2) The SpecCo Licensed Standards shall be used only within and for the support of the transferred business, site or facility and shall be shared only with Persons who have a reasonable need to know them for that purpose; and

(3) No later than the end of the transitional period, all copies of the SpecCo Licensed Standards in the possession of the transferred business, site or facility shall be destroyed; provided that, for clarity, destruction of such SpecCo Licensed Standards shall not be required with respect to Designated SpecCo Standards otherwise licensed pursuant to the portion of the Agreement assigned. On request by SpecCo, the affected business, site or facility shall confirm that the required destruction has occurred.

(c) Any assignment or other disposition in violation of this Section 10.2 shall be void. No assignment shall relieve the assigning Party of any of its obligations under this Agreement that accrued prior to such assignment unless agreed to by the non-assigning Party.

Section 10.3 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when signed by each of the Parties and delivered to each of the Parties.

Section 10.4 Notices. All notices and other communications to be given to any Party under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or five (5) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or electronically mailed (with a response confirming receipt), and shall be directed to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.4):

To SpecCo:

[    ]

[    ]

Attn: [    ]

Email: [    ]

To MatCo:

The Dow Chemical Company

Global Dow Center

2211 H.H. Dow Way

Midland, MI 48674

Attn: Chief IP Counsel, IP Legal

Email: DFrickey@dow.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022-6069

Attention:         George A. Casey, Esq.

    Heiko Schiwek, Esq.

    Jordan Altman, Esq.

Email:               George.Casey@Shearman.com

    HSchiwek@Shearman.com

    Jordan.Altman@Shearman.com

Facsimile:         (212) 848-7179

Section 10.5 Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to any other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).

Section 10.6 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 10.7 Affiliates. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Affiliate of such Party.

Section 10.8 Third Party Beneficiaries. Except as provided in Article VI relating to Indemnitees, this Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon Third Parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, in excess of those existing without reference to this Agreement.

Section 10.9 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 10.10 Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 10.11 Governing Law. This Agreement and any dispute arising out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

Section 10.12 Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any such non-performance or breach. Accordingly, in the event of any actual or threatened default in or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party or Parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Article X (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 10.13 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.14 No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 10.15 Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a party to such proceeding will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party’s possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party’s written request therefore, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefore by the non-subject Party.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

DOWDUPONT INC.

By:
Name:
Title:

DOW HOLDINGS INC.

By:
Name:
Title: